UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Keystone Automotive Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

655 Grassmere Park Drive

Nashville, Tennessee 37211

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, August 1, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Keystone Automotive Industries, Inc. will be held at the Keystone Nashville Support Center at 10:00 a.m. Central Daylight Savings Time on August 1, 2007, for the following purposes:

(1)	To elect the members of the Board of Directors to serve until the next Annual Meeting of Stockholders;

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2008; and

(3)	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the accompanying proxy statement. If you were a stockholder of record at the close of business on June 28, 2007, you are entitled to vote at the meeting.

Accompanying this Notice are a proxy statement and a proxy card. IF YOU WILL NOT BE ABLE TO ATTEND THE MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The proxy may be revoked at any time prior to its exercise at the meeting by following the procedures set forth in the proxy statement under the heading “May I Change My Vote After I Return My Proxy?”

By Order of the Board of Directors,

Ronald G. Foster

Chairman of the Board

Nashville, Tennessee

July 6, 2007

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

655 Grassmere Park Drive

Nashville, Tennessee 37211

PROXY STATEMENT

Annual Meeting Of Stockholders to be held August 1, 2007

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2007 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to know to cast a vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

Who is Entitled to Vote?

We will begin sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card on or about July 6, 2007, to all stockholders entitled to vote. Stockholders of record of Keystone common stock at the close of business on June 28, 2007, are entitled to vote. On this record date, there were 16,565,629 shares of Keystone common stock, no par value, outstanding. Keystone’s common stock is our only class of voting stock. We are also authorized to issue up to 3,000,000 shares of preferred stock, no par value, and no shares are presently issued and outstanding. We are also sending along with this proxy statement Keystone’s 2007 Annual Report, which includes our financial statements.

What Constitutes a Quorum?

The holders of a majority of the outstanding shares of Keystone’s common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can conduct the business of the meeting only if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

How Many Votes Do I Have?

Each share of Keystone common stock that you own entitles you to cast one vote. The proxy card indicates the number of shares of Keystone common stock that you own as of the record date.

How Do I Vote By Proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your “proxy” will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of all seven nominees for director (see page 7); and

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 28, 2008 (see page 36).

If any other matter is presented, your “proxy” will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in his or her own discretion. At the time this proxy statement went to press, we knew of no matter which needed to be acted on at the Annual Meeting, other than the election of Directors and the ratification of the appointment of Ernst & Young LLP.

May I Change My Vote After I Return My Proxy?

Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

•	you may send our Corporate Secretary another proxy with a later date;

•	you may notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; and

•	you may attend the Annual Meeting and vote in person.

How Do I Vote in Person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you were the beneficial owner of the shares on June 28, 2007, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Seven Directors	The seven nominees for director who receive the most votes will be elected. If you do not vote for a particular nominee, or you indicate “WITHHOLD AUTHORITY” to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Ratification of Ernst & Young LLP	The affirmative vote of a majority of the shares of common stock represented and voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending on March 28, 2008.

How Will Broker Non-Votes and Abstentions be Counted?

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting. Proposal No. 2 requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting. Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the shares present or represented by proxy.

What are the Costs of Soliciting these Proxies?

We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our Directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the Board of Directors determines this is advisable.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended March 30, 2007, that we filed with the Securities and Exchange Commission, or SEC, on June 13, 2007, we will send you one without charge. Please write to:

Keystone Automotive Industries, Inc.

655 Grassmere Park Drive

Nashville, Tennessee 37211

Attn: Corporate Secretary

You can also view a copy of the Annual Report on Form 10-K at the SEC’s website at http://www.sec.gov or on the Company’s website at http://www.keystone-auto.com.

INFORMATION ABOUT KEYSTONE’S COMMON STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table shows, to our knowledge, as of June 28, 2007, all persons or entities we know to be “beneficial owners” of more than 5% of our common stock. The information on the persons listed below is based on Schedule 13G reports filed with the SEC. If you wish, you may obtain a copy of these reports from the SEC or view them at the SEC’s website http://www.sec.gov.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(5)	Percent of Class
Common Stock	Artisan Partners Ltd. Partnership(1)	1,252,800	7.56%
Common Stock	T. Rowe Price Associates, Inc.(2)	1,148,950	6.94%
Common Stock	Wells Fargo Company(3)	1,004,678	6.06%
Common Stock	Wasatch Advisors, Inc.(4)	1,003,226	6.06%

(1)	The address of Artisan Partners Ltd. Partnership is 875 East Wisconsin Ave. Ste 800, Milwaukee, Wisconsin 53202.

(2)	The business address of T. Rowe Price Associates, Inc., or Price Associates, is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	The address of Wells Fargo Company is 420 Montgomery Street, San Francisco, California 94163.

(4)	The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(5)	“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you “beneficially” own Keystone common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it, or you currently have the right to acquire it or the right to acquire it within 60 days of June 28, 2007.

Stock Ownership of Directors and Executive Officers

The following table shows, as of June 28, 2007, the common stock beneficially owned by our Directors, our named executive officers named in the Summary Compensation Table on page 24 and all executive officers and Directors as a group.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)(3)	Percent of Class(4)
Richard L. Keister(5)	86,450	*
Ronald G. Foster(6)	14,970	*
Timothy C. McQuay(7)	11,823	*
Keith M. Thompson(8)	12,823	*
James R. Gerrity(9)	12,514	*
Stephen A. Rhodes(10)	7,333	*
John R. Moore(11)	2,833	*
Jeffrey T. Gray(12)	13,479	*
D. Currey Hall(13)	90,653	*
Christopher N. Northup(14)	31,563	*
Carl F. Hartman(15)	24,403	*
All Directors and executive officers as a group (18 persons)(16)	394,855	2.38%

*	Less than 1%.

(1)	The business address of each beneficial owner is 655 Grassmere Park Drive, Nashville, Tennessee 37211.

(2)	Each person has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws where applicable.

(3)	See footnote 5 to table under “Stock Ownership of Certain Beneficial Owners” for the definition of “beneficial ownership.”

(4)	Shares of common stock which the person (or group) has the right to acquire within 60 days after June 28, 2007 are included in the table and are deemed to be outstanding in calculating the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person (or group).

(5)	Includes 7,500 shares of restricted stock subject to forfeiture and 34,000 shares issuable upon exercise of currently exercisable stock options and excludes 167,000 shares subject to options which are not exercisable within 60 days of June 28, 2007 and up to 55,000 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the five fiscal years ending with fiscal 2011. Does not include 10,000 shares donated to a Charitable Remainder Trust which beneficial ownership has been disclaimed.

(6)	Includes 1,063 shares of restricted stock subject to forfeiture.

(7)	Includes 1,063 shares of restricted stock subject to forfeiture and 2,853 shares issuable upon exercise of currently exercisable stock options.

(8)	Includes 1,063 shares of restricted stock subject to forfeiture and 7,853 shares issuable upon exercise of currently exercisable stock options.

(9)	Includes 1,063 shares of restricted stock subject to forfeiture.

(10)	Includes 1,063 shares of restricted stock subject to forfeiture and 675 shares owned by spouse.

(11)	Includes 1,063 shares of restricted stock subject to forfeiture.

(12)	Includes 7,500 shares of restricted stock subject to forfeiture and 3,479 shares issuable upon exercise of currently exercisable stock options and excludes 6,958 shares subject to options which are not exercisable within 60 days of June 28, 2007 and up to 8,348 shares which may be issued pursuant to an award of performance-based shares based upon the our performance over the three fiscal years ending with fiscal 2009.

(13)	Includes 90,653 shares issuable upon exercise of currently exercisable stock options and excludes 16,305 shares subject to options which are not exercisable within 60 days of June 28, 2007 and up to 5,564 shares which may be issued pursuant to an award of performance-based shares based upon our performance over the three fiscal years ending with fiscal 2009.

(14)	Includes 24,063 shares issuable upon exercise of currently exercisable stock options and excludes 12,229 shares subject to options which are not exercisable within 60 days of June 28, 2007 and up to 4,174 shares which may be issued pursuant to an award of performance-based shares based upon our performance over the three fiscal years ending with fiscal 2009.

(15)	Includes 24,403 shares issuable upon exercise of currently exercisable stock options and excludes 15,055 shares subject to options which are not exercisable within 60 days of June 28, 2007 and up to 5,564 shares which may be issued pursuant to an award of performance-based shares based upon our performance over the three fiscal years ending with fiscal 2009.

(16)	Includes 40,478 shares of restricted stock subject to forfeiture and 248,239 shares issuable upon exercise of currently exercisable stock options and excludes 256,170 shares subject to options which are not exercisable within 60 days of June 28, 2007, up to 45,492 shares which may be issued pursuant to an award of performance-based shares based upon the Company’s performance over the three fiscal years ending with fiscal 2009 and up to 55,000 shares which may be issued pursuant to an award of performance-based shares based upon our performance over the five fiscal years ending with fiscal 2011.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires “insiders” including our executive officers, Directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms received by us, we believe that our insiders complied with all applicable Section 16(a) filing requirements during the year ended March 30, 2007.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Director Nominees

A board of seven directors is to be elected at the Annual Meeting. The Board of Directors has nominated the seven persons listed on the proxy card, each of whom is currently one of our Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below. If any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. Each person nominated for election has agreed to serve if elected. Accordingly, it is not expected that any nominee will be unable or will decline to serve as a Director. The term of office of each person elected as a Director will continue until the next Annual Meeting or until a successor has been elected and qualified.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the nominees listed below:

Information Concerning Nominees

Set forth below is certain information with respect to the nominees standing for election to the Board of Directors.

Name	Age	Position with the Company	Director Since
Ronald G. Foster	65	Chairman of the Board	2000
James R. Gerrity(1)(3)(4)	65	Director	2004
Richard L. Keister	61	President, Chief Executive Officer, and Director	2004
Timothy C. McQuay(1)(2)	55	Director	1996
John R. Moore(2)	71	Director	2005
Stephen A. Rhodes(1)(3)	68	Director	2005
Keith M. Thompson(2)(3)	66	Director	1999

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of the Corporate Governance and Nominating Committee

(4)	Lead Independent Director

RONALD G. FOSTER was elected a director of Keystone by stockholders in August 2000 and was elected Chairman of the Board by the directors immediately thereafter. Mr. Foster has been a consultant since he left the automotive division of Tenneco, Inc. in October 1993, where he specialized in acquisitions, joint ventures, turnaround situations and quality systems such as QS9000. For the prior 25 years, he had held various positions within the automotive division, most recently as the Senior Vice President of Tenneco Automotive and General Manager of Monroe Auto Equipment Company, the world’s largest manufacturer of ride control systems.

JAMES R. GERRITY held the offices of Senior Vice President and Chief Financial Officer and subsequently, President, and was a director of Dyneer Corporation from 1970 until 1993, during such period when that company was both publicly traded and later privately owned. Since that time, Mr. Gerrity has been involved in numerous investment banking and consulting assignments and private investing activities. Currently, Mr. Gerrity is a director of Remy International, Inc. which has an issue of publicly-traded bonds outstanding.

RICHARD L. KEISTER was the President of the Aftermarket Division of Delco Remy International from October 2001 until he joined Keystone as an employee in June 2004. He became our President and Chief

Executive Officer in August 2004. Prior to that he had been President of the Delco Remy International Electrical Aftermarket business unit since 1997. Prior to 1997, he was President of World Wide Automotive, the predecessor company of which was co-founded by Mr. Keister in 1976 and acquired by Delco Remy International in 1997.

TIMOTHY C. MCQUAY was elected a director of Keystone upon the completion of its initial public offering in June 1996. Mr. McQuay joined A. G. Edwards & Sons, Inc. as a senior member of its Investment Banking Department in July 1997, where he is currently a Managing Director. From October 1994 to July 1997, Mr. McQuay was Managing Director—Corporate Finance with Crowell, Weedon & Co. From May 1993 to October 1994, Mr. McQuay was Vice President, Corporate Development with Kerr Group, Inc., a NYSE-listed plastics manufacturing company. From May 1990 to May 1993, Mr. McQuay was Managing Director—Merchant Banking with Union Bank. Mr. McQuay is a director of Meade Instruments Corp., a publicly held company.

JOHN R. MOORE is an advisor to Peer, Inc., a private company. Mr. Moore is a member of the Board of Directors and Executive Committee of the Lake Forest Graduate School of Management, Lake Forest, Illinois and is a Trustee of the University of Colorado Foundation. Mr. Moore joined Midas International Corporation in the mid-sixties and from 1984 until he retired in January 1999, he served as its President and Chief Executive Officer. He joined our Board of Directors in February 2005.

STEPHEN A. RHODES holds degrees in Mechanical Engineering from Washington State University, where he served on the faculty. After leaving the university, he spent his career in the automotive and mobile equipment components markets. He became a director of Hitachi Metals America in 1993 and served as the president of its casting products division until 2003, at which time he retired. He joined our Board of Directors in February 2005.

KEITH M. THOMPSON was the President and Chief Executive Officer of Republic Automotive Parts, Inc., or Republic, from 1986 until he resigned and retired on November 30, 1998. Republic was acquired by the Company in June 1998.

There are no arrangements or understandings between any Director, or any nominee, or any other person pursuant to which such Director or nominee is or was nominated to serve as a Director. There is no family relationship among any of our Directors or executive officers.

OUR EXECUTIVES

The following table sets forth certain information regarding our executive officers.

Name	Age	Position	Years Employed by Company
Ronald G. Foster	65	Chairman of the Board	6
Richard L. Keister	61	President, Chief Executive Officer	3
Jeffery T. Gray	42	Vice President and Chief Financial Officer	1
John G. Arena	36	Vice President—General Counsel and Secretary	*
Robert E. Hedrick	59	Vice President—Chief People Officer	1
Charles Fischer	50	Vice President—Supply Chain Management	3
James T. Tuttle	50	Vice President—Finance	8
D. Currey Hall	41	Vice President—Operations	18	(1)
Carl F. Hartman	53	Vice President—Operations	27	(2)
Arnold B. Kohorst	54	Vice President—Operations	28	(3)
Daniel G. Morrissey	49	Vice President—Operations	31
Christopher Northup	47	Vice President—Operations and Marketing	24
James M. Pundt	40	Vice President—Operations	19

(1)	Includes years of service at Fenders & More, Inc., which we acquired in 1999.

(2)	Includes years of service at Midwest Bumper Company, which we acquired in 1999.

(3)	Includes years of service at North Star and affiliated entities, which we acquired in 1997.

JEFFREY T. GRAY joined us in April 2006 as Vice President and Chief Financial Officer. From October 2004 to December 2005, Mr. Gray served as Executive Vice President and Chief Financial Officer of Advance Auto Parts, or Advance, a publicly traded auto parts retailer. From August 2003 until October 2004, Mr. Gray was a Senior Vice President and Chief Financial Officer of Advance. From 1994 until August 2003, Mr. Gray held various positions with Advance including Vice President of Inventory Management. Mr. Gray is a certified public accountant.

JOHN G. ARENA joined us in February 2007 as Vice President, General Counsel and Secretary. From May 2006 until March 2007, Mr. Arena served as Deputy Chief Legal Officer of Golden Gate National Senior Care, LLC. From November 2002 until May 2006, Mr. Arena was General Counsel of the Corporate Section of Beverley Enterprises, a publicly traded healthcare company. From September 2001 until November 2002, Mr. Arena served as a senior attorney at Beverly Enterprises.

ROBERT E. HEDRICK joined us in May 2006 as Vice President and Chief People Officer. From May 2001 until April 2005, Mr. Hedrick served as the Senior Vice President of Human Resources of Advance. From January 1997 to May 2001, he served in a similar capacity for Foodbrands America.

CHARLES FISCHER was appointed Vice President—Supply Chain Management in November 2004. From October 2003 until he joined us, he sold supply chain engineering services for Modern Engineering. From 1998 until 2003, Mr. Fischer was Director of Automotive Industry Consulting at Viewlocity Inc., a private supply chain software company.

JAMES T. TUTTLE joined us in January 1999 as Corporate Controller and was elected Vice President— Finance in February 2006. Mr. Tuttle is a certified public accountant.

D. CURREY HALL joined us in August 2000 when he was elected a Vice President. Prior to August 2000, Mr. Hall served as President of Fenders & More, Inc. which was acquired by the Company.

CARL F. HARTMAN joined us in May 2001when he was elected a Vice President. Mr. Hartman was employed by Midwest Bumper Company and related companies from September 1979 until we acquired it in March 1999. He occupied various positions with those companies, beginning as a sales manager and immediately prior to the acquisition he was Vice President and General Manager. Mr. Hartman served on the Board of Directors of the Aftermarket Body Parts Association for 17 years and the Bumper Recyclers Association of North America for 3 years. He was a member of the CAPA Technical Committee for nine years and is currently a member of the CAPA Board of Directors.

ARNOLD B. KOHORST was elected a Vice President of the Company in August 2003. From 1997, when he joined us, until early 2003, Mr. Kohorst was the regional manager of the Minneapolis division and served as the Midwest region general manager from early 2003 until he was elected a Vice President.

DANIEL G. MORRISSEY has been employed by us since early 1976. He has held a number of positions with us including general manager, regional manager and more recently was appointed a Vice President in September 2004. Mr. Morrissey was a member of the CAPA Technical Committee for six years.

CHRISTOPHER NORTHUP has served as our Vice President since October 1996. From 1987 until October 1996, Mr. Northup served as the National Marketing Director. From 1983 until 1987, Mr. Northup held the position of Sales and Marketing Manager with us.

JAMES M. PUNDT was elected one of our Vice Presidents in 2007. From 2005 until 2007, Mr. Pundt served as our Director—Northeast Division. From 2002 until 2005, Mr. Pundt held the position of Regional Manger—Northeast Division. From his joining the company in 1988, until 2002 Mr. Pundt held various positions with us.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

As of the date of this proxy statement, the Board has seven Directors and has the following three standing committees: (1) Audit, (2) Compensation and (3) Corporate Governance and Nominating. The membership during the last year and the function of each of the committees are described below. Each of the committees operates under a written charter adopted by our Board. Each of these committee charters is available on our website at http://www.keystone-auto.com.

The Board of Directors

The Board of Directors oversees the business and affairs of Keystone and monitors the performance of management. In accordance with the corporate governance principles we have established, our Board does not involve itself in day-to-day operations.

Among other things, our Board:

•	establishes, reviews, and amends our Bylaws;

•	approves the registration and listing of our securities;

•	oversees and monitors substantial litigation;

•	establishes the date, time and location of all stockholder meetings;

•	reviews the Annual Report Form 10-K and proxy statement sent to you;

•	submits to you any action that requires your approval;

•	determines whether to offer any cash and stock dividends and stock splits and what amounts to offer;

•	recruits Board candidates and nominates them to you for election;

•	defines our overall Board and Committee structure and appoints the Committee Chairpersons and members;

•	determines the compensation of Directors and Committee members;

•	oversees the indemnification of Directors and the purchase of Directors and Officers’ liability insurance;

•	approves any new short term or long-term debt or issuing any new equity securities;

•	approves purchases of our stock for the treasury;

•	authorizes our major political contributions and major charitable contributions;

•	selects, appoints, evaluates, and compensates our Chief Executive Officer;

•	appoints, evaluates, and compensates any other employees that have a salary in excess of $175,000;

•	plans for the succession of our Chief Executive Officer and monitors management’s succession planning for other executive officers;

•

adopts or amends any employee retirement, heath care or other benefit plans that may result in a material increase in our costs, or which may materially alter the structure, scope, benefit levels or coverage of the plan;

•	reviews and, where applicable, approves our annual operating plan and budget, and our strategic plan;

•	reviews and monitors our performance against its operating and strategic plans;

•	oversees management’s assessment of the major risks facing us and reviews and, where appropriate, approves actions to eliminate or mitigate them; and

•	reviews and approves significant transactions and agreements.

The Board schedules five regular meetings per year and special meetings (often telephonic) as circumstances dictate. During the 2007 fiscal year, the Board met six times. We encourage each Director to attend all Board meetings and all meetings of the committee on which they serve. This year, each Director attended at least 75% of the total number of Board meetings and committee meetings of which the Director was a member.

It is the policy of the Board, but not a requirement, that all Board members attend the annual meetings of stockholders. All Directors attended last year’s meeting.

Committees of the Board

The Audit Committee

Directors McQuay, Gerrity and Rhodes currently serve as members of the Audit Committee. This year the Audit Committee met nine times.

In June 2007, the Board adopted an amended and restated Charter for the Audit Committee. The Audit Committee Charter is attached to this proxy statement as Appendix A, and is available in print to any stockholder requesting a copy from us at our address. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200 of the NASDAQ listing standards and Rule 10A-3(c) of the Securities Exchange Act, as amended. The Board has also determined that Mr. McQuay is an “audit committee financial expert” as defined by the SEC.

The Audit Committee, among other duties:

•	appoints and retains, evaluates performance and, when appropriate, terminates the outside auditors;

•	reviews outside auditors to ensure that they comply with the SEC’s requirement that the partner overseeing our audit be rotated;

•	reviews and discusses with outside auditors the scope of the audit, the results of the annual audit examination and any difficulties or issues the auditors encountered in the course of their work;

•	discusses with management and the outside auditors the adequacy and effectiveness of our internal financial and accounting controls and disclosure controls;

•	reviews and discusses with management and the outside auditors the annual audited and quarterly financial statements, including such reports to any governmental or regulatory body;

•	prepares the report of the Audit Committee to be included in our annual meeting proxy statement;

•	annually reviews the Audit Committee Charter and evaluates the committee’s performance;

•	reviews and discusses our earnings press releases;

•	discusses our processes for performing the quarterly certifications required by the SEC;

•	reviews our anti-fraud program;

•	discusses our risk assessment and risk management programs;

•	reviews and discusses legal matters which are expected to have a meaningful effect on our financial reporting; and

•	oversees our internal audits.

The Audit Committee approves in advance all audit and permissible non-audit services to be provided by our outside auditors. This fiscal year, the Audit Committee approved all audit and non-audit services provided by our outside auditors.

The Compensation Committee

Directors Thompson, McQuay and Moore currently serve as members of the Compensation Committee, all of whom are “independent” pursuant to NASDAQ rules. Additionally, each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met six times during fiscal 2007.

In June 2007, the Board adopted an amended and restated Charter for the Compensation Committee. The Compensation Committee Charter is attached to this proxy statement as Appendix B, and is available in print to any stockholder requesting a copy from us at our address. The Compensation Committee, among other duties:

•	administers and makes recommendations to the Board with respect to our incentive compensation and equity-based plans for executive officers;

•

reviews and approves our corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluates our Chief Executive Officer’s performance in light of those goals and objectives, and based on this evaluation, recommends our Chief Executive Officer’s compensation level to our Board;

•

evaluates the performance of executive officers other than our Chief Executive Officer and considers and authorizes or makes recommendations to our Board concerning compensation arrangements for executive officers;

•	reviews and recommends employment agreements and severance agreements for senior management;

•	reviews and oversees succession planning and the executive development process;

•	annually evaluates its performance, and reviews and assesses the adequacy of its charter; and

•	prepares the Compensation Disclosure and Analysis and the report of the Compensation Committee to be included in our annual meeting proxy statement.

The Corporate Governance and Nominating Committee

Directors Gerrity, Rhodes and Thompson currently serve as members of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met four times in fiscal 2007. In June 2007, the Board adopted an amended and restated Charter for the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee Charter is attached to this proxy statement as Appendix C, and is available in print to any stockholder requesting a copy.

The Corporate Governance and Nominating Committee, among other duties:

•

reviews, periodically, the size, structure, composition, independence and skill set of the Board and the Board committees to ensure that the proper skills, knowledge, experience, and level of independence exists on the Board and the Board committees in the light of our current and changing circumstances;

•	identifies, interviews, screens and recommends candidates to fill vacant or additional Board positions, all in accordance with the applicable provisions of our Corporate Governance Principles;

•	annually recommends to the Board: (i) the slate of Directors to be proposed for approval to the stockholders at the Annual Meeting, and (ii) the Chairperson and members of each Board committee;

•

considers any candidates recommended by stockholders for election to the Board, provided the names of such nominees, together with appropriate biographical information, are properly submitted in writing to the Corporate Secretary in accordance with our Bylaws;

•	establishes a policy for the appropriate orientation for new Board members, and oversee the actual orientation process for newly appointed Board members;

•	establishes our guidelines for continuing education of Directors;

•

develops and recommends to the Board an annual performance evaluation process for the Board and each Board committee, including the compliance of each Board committee with its charter, oversees the annual evaluation process, summarizes and reports the results of the annual evaluation process, makes recommendations to the Board based on those results, and follows up on the implementation of the agreed actions to be taken;

•

develops and recommends to the Board for approval a set of Corporate Governance Principles, annually reviews these principles and recommend any changes deemed necessary or desirable, and monitors the Board’s and each Board committee’s compliance with these principles;

•	annually reviews and makes any appropriate recommendations for changes to its Charter to the Board;

•

considers and researches any relationship, transaction, or conduct brought to the Committee’s attention that may constitute a conflict of interest, adversely affect a Director’s independence (to the extent the Director must be independent), or otherwise violate the Corporate Governance Principles, and recommends appropriate action to the Board, including, where considered appropriate, removing such Director or waiving such noncompliance;

•	periodically reviews our Code of Business Conduct and Ethics and makes any appropriate recommendations to the Board or management;

•	together with counsel, periodically reviews our Articles of Incorporation and Bylaws and makes appropriate recommendations to the Board;

•	makes periodic evaluations of the independence of the Directors and reports the results to the Board;

•

periodically reviews the services performed by directors on the boards of other public companies, with consideration to the required time commitment and makes such recommendations to the Board as deemed appropriate;

•

annually reviews the compensation and benefits provided to the Directors and the Board committee members, and recommends to the Board the compensation and benefits to be provided to the Board and Board committee members for the ensuing year;

•

periodically reviews and makes any recommendations deemed appropriate to the director and officer indemnification provisions contained in our Bylaws (or Articles of Incorporation, as applicable) and the director and officer indemnification agreements;

•	annually recommends to the Board the structure, types of coverage and the amount of the director and officer liability insurance and oversees the process of placing such insurance policies; and

•	takes such other actions and does such other things as may be delegated to the Committee from time to time by the Board.

There have been no material changes to the procedures by which stockholders may make nominations for directors. The Corporate Governance and Nominating Committee will accept for consideration stockholders’ nominations for directors if made in writing. The nominee’s written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations must be addressed to our Corporate Secretary at our Nashville Support Center and must be received no later than May 2, 2008 in order to be considered for the next annual election of directors. See Corporate Governance Principles and Board Matters—Nominations for Director on page 15.

Compensation Committee Interlocks and Insider Participation

During the 2007 fiscal year, the members of the Compensation Committee were Timothy C. McQuay, John R. Moore and Keith M. Thompson, and, except as follows, no member of this committee was at any time during the 2007 fiscal year or at any other time one of our officers or employees. Mr. Thompson was our employee from June 1998 through November 1998.

None of our executive officers serve on the board of directors or compensation committee of another company.

Certain Relationships and Related Transactions

We have adopted a Code of Business Conduct and Ethics that includes a requirement to disclose conflicts of interest, including any related party transactions, to designated persons. Any possible conflicts of interest of Directors, director candidates and executive officers are disclosed to the Board of Directors. Until this year, the Audit Committee was responsible for the review of related party transactions; however, this year the Board of Directors designated the Corporate Governance and Nominating Committee to review and manage such conflicts of interest on a case-by-case basis.

In March 1999, we acquired substantially all of the assets of Midwest Bumper Company and related entities, or Midwest, from Carl Martin and Carl Hartman, currently one of our Vice Presidents. In connection with the acquisition, we entered into five-year leases with Mr. Martin, his family or an affiliated entity, on seven properties used by Midwest in its operations. The leases each had an option to extend for an additional five-year term. In addition, we entered into a five-year lease with Mr. Hartman for a property also used in Midwest’s operations. Mr. Hartman was elected as one of our Vice President in May 2001.

When these leases were nearing the expiration of the original term, we began negotiations with Mr. Martin and Mr. Hartman concerning extending the terms for an additional five years. Extension agreements were reached in March 2004. Because Mr. Hartman is paid 6% of base rents for managing each of the properties, the extension agreements were subject to approval as to their terms by our Audit Committee, which was charged with review of related party transactions at the time, and review of the leases by legal counsel. The leases with Mr. Martin, his family and an affiliated entity provide for aggregate base rents over the five-year term of $2,180,643 and the aggregate base rent over the five-year term for the property being leased from Mr. Hartman is $65,353. In addition, all the leases provide for reimbursement to the landlord for certain operating expenses.

After reviewing the terms of the leases and the rental market in the Grand Rapids, Michigan area, in May 2004, the Audit Committee, which reviewed related party transactions at the time, concluded that the lease terms were fair, were no less favorable than could have been obtained from an unaffiliated party in an arms-length transaction and that entering into the leases was in the best interests of the stockholders. Leases on each of the properties were entered into effective June 1, 2004 with a five-year renewal option.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles, and believe it is important in operating our business and maintaining our reputation in the marketplace.

Board Independence

Our Board has determined that each of our Directors currently on our Board is independent under the listing standards of the NASDAQ stock market, except for Ronald G. Foster, the Chairman of the Board and Richard L. Keister, the President and Chief Executive Officer. Furthermore, each member of our Audit, Compensation, and Corporate Governance and Nominating Committees is “independent” under applicable NASDAQ listing standards. In June 2007, the Board of Directors adopted Corporate Governance Principles, which include certain standards for independent Directors and Director conduct that are in addition to those required for listing on NASDAQ. A copy of the Corporate Governance Principles can be found on our website. Following the Annual Meeting, it is anticipated that all members of these Committees will remain “independent” under applicable NASDAQ listing standards and our additional standards.

Nominations for Director

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Committee’s policy is to assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, stockholders or other persons. In evaluating any nominations, the Board’s criteria will include business experience and skills, academic expertise, independence, integrity, experience as a board member of another publicly held company, the absence of potential conflicts with Keystone’s interests and the candidate’s general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment. These candidates will be evaluated at regular or special meetings of the Committee and may be considered at any point during the year. As described below, the Corporate Governance and Nominating Committee will consider properly submitted stockholder nominations for candidates to serve on our Board. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee.

Stockholder Nominees

It is the policy of the Corporate Governance and Nominating Committee to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Corporate Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to the Corporate Governance and Nominating Committee c/o Corporate Secretary, Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, Tennessee 37211.

In addition, our Bylaws permit stockholders, under certain circumstances, to nominate directors for consideration at an Annual Meeting of Stockholders. Under our bylaws, nominations for election of directors may be made by the Board or by any stockholder entitled to vote in the election of directors; provided that no stockholder may nominate a person for election as a director unless written notice of such nomination is presented to Keystone not later than ninety days prior to the day and month on which, in the immediately preceding year, the Annual Meeting was held. Nominations for the 2008 Annual Meeting must be received on or before May 2, 2008. If no such nominations are received by that date, no other nominees for election as director will be considered at the 2008 Annual Meeting except for nominations made by the Board in the event one or more of the nominees named in the proxy statement should unexpectedly be unavailable.

Lead Independent Director and Executive Sessions

In July 2004, the Board created a new position of Lead Independent Director, whose responsibilities include presiding over and setting the agenda for executive sessions of the independent Directors, in which management Directors and other members of management do not participate. These executive sessions of the independent Directors will take place when the Lead Independent Director determines they are needed. The Lead Independent Director also consults with the Chairman of our Board and our Chief Executive Officer with respect to agendas, scheduling and information needs relating to Board and committee meetings, and acts as a liaison between the independent Directors and management. The Lead Independent Director, unless otherwise determined by the Board, is the chairman of the Corporate Governance and Nominating Committee. If the chairman of the Corporate Governance and Nominating Committee is one of our executive officers then the most senior independent member of the Board will be the Lead Independent Director. Mr. Gerrity is currently the Lead Independent Director, serving in such a capacity until this Annual Meeting of Stockholders.

Communications with the Board

Individuals may communicate with the Board by writing to our Board of Directors, c/o Corporate Secretary, Keystone Automotive Industries, Inc., 655 Grassmere Park Drive, Nashville, Tennessee 37211. Our Corporate Secretary will forward all correspondence to the Board of Directors, except for spam, junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate materials. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within Keystone for review and possible response. Communications that are intended specifically for non-management Directors should be sent to the attention of the Lead Independent Director, at the above address.

Code of Ethics

We have adopted a “Code of Business Conduct and Ethics,” which is applicable to all of our Directors, executive officers and employees, including the principal executive officer and the principal financial and accounting officer. The “Code of Business Conduct and Ethics” is available on our website at http://www.keystone-auto.com. We will post amendments to or waivers under this “Code of Business Conducts and Ethics” at this location on our website.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee of the Board of Directors (for purposes of this analysis, the “Committee”) is responsible for establishing and administering the policies that govern our executive compensation and benefit practices. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to all other executive officers.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table below, are referred to as the “named executive officers.”

Executive Officer Compensation Philosophy and Objectives

In general, our compensation philosophy is to provide a competitive compensation opportunity that motivates and rewards performance that creates value for stockholders. The Committee has established an executive officer compensation program designed to:

•	pay market competitive compensation that enables us to attract top quality executive talent;

•	reward executives for performance and increases in stockholder value;

•	effectively recognize individual contributions to our success; and

•	increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured our executive compensation programs to stimulate executives to achieve the business goals we have set and reward our executives for achieving such goals. To assist the Committee in reviewing our compensation practices, it retains an independent executive compensation consultant, Hewitt Associates, LLC. The compensation consultant reports directly to the Committee, and the Committee has the sole authority to hire or terminate the consultant. The role of the consultant is to serve the Company, and to provide the Committee with information on competitive practices and pay levels, and to advise the Committee on executive compensation issues. The consultant does not recommend specific pay levels for executives.

The compensation consultant prepares an annual competitive study of compensation. The study examines our executive compensation levels versus market by element (base pay, annual incentives and long-term incentives) and in total. In doing so, the value of each of our pay elements is compared to information available in existing survey databases for companies with similar levels of revenue as the Company.

The compensation consultant utilizes a combination of nationally known surveys on executives and targets the industrial sector companies between $500 million and $1 billion in sales per year for comparison of specific jobs. Where there is little data available on a specific position, the compensation consultant will analyze the position and adjust the comparison data to best match their estimate to similarly situated competitive positions that may be in the market.

To aid the Committee in making its determination, the Chief People Officer reviews the consultant’s study with the Chief Executive Officer and compiles the Chief Executive Officer’s recommendations regarding the compensation of the other executive officers to provide to the Committee. The Committee annually reviews the competitive study of compensation performed by its consultant and the Chief Executive Officer’s recommendations on executive compensation. If necessary, the Committee discusses the recommendations further with the Chief Executive Officer and Chief People Officer and makes adjustments to the proposed compensation of the executive officers. The Committee’s final decisions regarding executive compensation, including the pay of the Chief Executive Officer, are then submitted to the Board of Directors for ratification.

The Committee seeks to ensure that a high proportion of the named executive officer’s current compensation is performance-based. Other than base salaries and benefit plan compensation, the remainder of each named executive officer’s compensation is earned through continued employment and performance.

Elements of Compensation

Our executive compensation program is comprised of the following elements:

•	base salary;

•	an annual performance-based cash incentive;

•	stock option awards;

•	performance share awards; and

•	other benefits.

In the Committee’s view, this multi-component approach best serves our interests and the interests of our stockholders. It enables us to meet the requirements of the highly competitive business environment for executive talent, while ensuring that executive officer compensation advances stockholders’ short- and long-term interests. Performance goals for both short and long-term incentives are designed to encourage both profitable growth and the efficient use of capital, thus improving stockholder value. Under our incentive plans, the Committee makes awards related to achievement in these areas of performance.

Base Salary

We provide our named executive officers with base salaries as compensation for current and past performance and to meet the objective of attracting and retaining the talent needed to run the business. Named executive officers are eligible for salary increases annually. For fiscal 2007, the named executive officers received base salary increases of approximately 5.7% of the prior year’s base salary.

Salary levels are considered annually, typically in June in connection with the Committee’s setting of performance goals for short-term and long-term incentive compensation of the executive officers. In approving compensation for the named executive officers, the Committee reviews recommendations from the Chief Executive Officer and Chief People Officer with respect to changes in other executive officers’ salaries, taking into account factors such as the officer’s performance and overall contribution, competitive rates of salary increase and the level of each officer’s salary versus competitive levels. Individual executive officer performance factors include financial performance, management effectiveness, and organization development. Increases in base salary take into consideration general market movement in salaries year-over-year for executive level positions, as well as competitive total cash compensation relative to survey data, in addition to performance of the executive in the year.

June 2007, the Committee approved base salaries for the named executive officers as follows: Mr. Keister’s base salary was increased from $538,000 to $575,000; Mr. Gray’s base salary was increased from $320,000 to $339,200; Mr. Hartman’s base salary was increased from $230,412 to $241,933; Mr. Northup’s base salary was increased from $224,937 to $238,433; and Mr. Hall’s base salary was increased from $230,412 to $253,453. This represents an average 6.8% increase in the base salaries of the named executive officers over the prior year’s base salaries.

Short-Term Cash Incentive Compensation

Our annual incentive plan provides for annual performance-based cash awards for executive officers. Awards under the plan are based on Company performance relative to two financial goals: Earnings per Share and Return on Invested Capital. “Earnings per Share” is defined under the annual incentive plan as the fully diluted earnings per share determined in accordance with GAAP as reported on our financial statements, and adjusted to exclude any fully diluted earnings per share amount included in such determination which relates to (i) the cumulative effect of a change in accounting principle, and (ii) extraordinary items. “Return on Invested Capital” is defined under the annual incentive plan as the after-tax earnings divided by average capital employed, where (A) “after tax earnings” is the net income after-tax as reported on our audited consolidated financial statements for the applicable fiscal year, adjusted to exclude any after-tax amount included in such determination which related to (i) the cumulative effect of a change in accounting principle and (ii) extraordinary items, and (B) “average capital employed” is the average of the beginning and the ending amount of the sums of company total shareholders’ equity plus all long-term debt and short-term debt less the amount of cash and cash equivalents. Named executive officer awards are earned based on a schedule that combines performance on each metric.

Each named executive officer has a dollar target that is an established percentage of base salary. These percentages are based on survey data target percentages available, as well as internal consistency. If a threshold level of performance on either metric is not met, the incentive award is zero. The maximum cash award for executive officers is three times the target award.

Corporate executive officer performance is evaluated solely on corporate performance. In fiscal 2007, we experienced strong financial performance. Corporate performance was 103.22% of target. Division named executive officers have short term incentives which are based 50% on their specific division’s results (according to similar matrix or division net income relative to target and company Return on Invested Capital) and 50% on corporate results. Overall, percent of target achievement for divisional named executive officers ranged from 114.8% to 151.1%.

The Compensation Committee has the ability to make discretionary adjustments to awards under the annual incentive plan, but expects to exercise this discretion rarely, or in unusual circumstances. The Committee made no discretionary adjustments to awards in fiscal 2007.

The design of the annual incentive plan remains similar for fiscal 2008, including the level of individual target awards as a percentage of salary, performance metrics, and payout determination.

Long-Term Equity Incentive Compensation

The 2005 Omnibus Incentive Plan was approved by our stockholders at the 2005 Annual Meeting of Stockholders. The 2005 Plan gives the Committee latitude to design cash and equity-based incentive compensation programs to provides a means whereby employees, Directors and third-party service providers can receive equity awards which will help them develop a sense of proprietorship and personal involvement in our development and financial success, and will encourage them to devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. Under the 2005 Omnibus Incentive Plan, the Committee may grant participants nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, annual incentive awards, cash-based awards or other stock-based awards. In granting these awards, the Committee may establish any conditions or restrictions it deems appropriate, subject to the per-participant award limits set forth in the plan.

As discussed above, we believe, based on our performance-based approach to compensation, that equity ownership in the Company is important to tie the ultimate level of a named executive officer’s compensation to the performance of our stock and stockholder gains while creating an incentive for sustained growth. In fiscal

2007, we implemented a performance share program to apply to executive officers. This performance share program is utilized in conjunction with the stock option plan in order to award specific dollar levels of economic value to each executive for options and performance shares. The dollar value of the performance share portion of the award is converted to a number of shares based upon their grant date value. The dollar value of the stock option portion of the award is converted to a number of options based upon the Black-Sholes model, as adjusted based upon any recommendations from the compensation consultants for unusual circumstances. These option and performance share awards are granted under our 2005 Omnibus Incentive Plan.

Grants of performance shares are made to named executive officers annually, with performance measured over a three-year cycle. Awards of performance shares are based on Company performance relative to two financial goals: average three-year Earnings per Share and average three-year Return on Invested Capital. “Earnings per Share” is defined under the performance share program as the fully diluted earnings per share determined in accordance with GAAP as reported on our financial statements, and adjusted to exclude any fully diluted earnings per share amount included in such determination which relates to (i) the cumulative effect of a change in accounting principle, (ii) the cumulative effect of a change in tax law(s) during the relevant periods, (iii)extraordinary items and (iv) realized capital gains or losses. “Return on Invested Capital” is defined under the performance share program as the after-tax earnings divided by average capital employed, where (A) “after tax earnings” is the net income after-tax as reported on our audited consolidated financial statements for the applicable fiscal year, adjusted to exclude any after-tax amount included in such determination which related to (i) the cumulative effect of a change in accounting principle, (ii) the cumulative effect of a change in tax law(s) during the relevant periods, (iii) extraordinary items and (iv) realized capital gains or losses in excess of $250,000, and (B) “average capital employed” is the average of the beginning and the ending amount of the sums of company total shareholders’ equity plus all long-term debt and short-term debt less the amount of cash and cash equivalents. Awards are earned based on a schedule that combines performance on each metric. If a threshold level of performance on either metric is not met, the incentive award is zero. Named executive officers may receive a final award of up to two times the performance shares granted. Performance share awards vest at the end of the performance period upon the determination of the financial results over the three-year performance period.

Performance under the performance shares granted to named executive officers in June 2006 for fiscal 2007 will be measured over the three-year period commencing on April 1, 2006 and ending on March 31, 2009. The Committee approved the target levels for average three-year Earnings per Share and the target levels for average three-year Return on Invested Capital in June 2006.

Nonqualified options are granted to named executive officers annually with a three-year ratable vesting, beginning with the first anniversary of the date of grant, and a ten-year termination. Awards of nonqualified options under the 2005 Omnibus Incentive Plan are made at an exercise price at or above the market price of our common stock on the date of grant.

Accordingly, on June 14, 2006, the Committee awarded Mr. Gray with 10,437 options, Mr. Hall with 6,958 options, Mr. Hartman with 6,958 options and Mr. Northup with 5,218 options. The options were granted at an exercise price of $35.94, the fair market value of a share of our common stock on the date of grant.

The annual long-term incentive grants of options and performance shares are reviewed and approved at the Compensation Committee and Board of Directors’ regularly scheduled meetings in June. This timing enables the Committee and the Board of Directors to consider our prior year performance and the potential recipients and expectations for the current year. Grants to newly hired or promoted executives, other than executive officers, are effective on the latter of the executive’s first day of employment or upon approval of the grant by the Board of Directors. Grants to newly hired executives have in the past typically consisted of restricted stock with a four-year ratable vesting.

Other Benefits and Perquisites.

We do not seek to use benefit programs or perquisites to attract or retain named executive officers. Generally, named executive officers participate in our broad-based health and welfare, life insurance and 401(k) programs.

A 401(k) plan is made available to all full-time employees, as well as named executive officers. The plan calls for contribution of between 1 and 50% of eligible pay with a company match of 50% of the first 6% contribution. No exceptions are made, under the plan, for named executive officers. A participant is always 100% vested in his own 401(k) plan contributions. A participant becomes 100% vested in the matching contributions allocated to his account upon the earliest to occur of four years of service, normal retirement age (age 65), disability while employed by us, death while employed by us or the termination or complete discontinuance of contributions to the 401(k) plan. If a participant terminates employment with us for any other reason, a participant vests 25% in his benefits after one year of service, and 25% each year thereafter, with 100% vesting after four or more years of service.

We have a defined benefit pension plan, originally effective as of April 1, 1978 and as amended from time to time, for the benefit of our eligible employees. The primary purpose of the Pension Plan was to provide a retirement benefit for participating employees who continue in our employ until their retirement. Effective April 30, 1997, the Pension Plan was suspended with no further benefits to accrue on behalf of any participant or beneficiary and no further contributions, except as may be required by law, to be made. It is anticipated that the Pension Plan will be terminated and that the termination will not have a material adverse impact on our financial condition upon that event. The Pension Plan has been replaced with the 401(k) plan described above. Only two named executive officers, Messrs. Hall and Northup, have any accrued benefits under that plan.

Typically, the only executive perquisite provided to named executive officers is the use of leased automobiles. In addition, all named executive officers receive reimbursement for out-of-pocket, unreimbursed medical expenses up to $10,000 and reimbursement for tax and financial advice up to $2,500 annually. In addition, in fiscal 2007, we paid moving and relocation expenses for several of our named executive officers in connection with relocating them to our Nashville Support Center. Costs of the perquisites and personal benefits described above for the named executive officers for the fiscal year ended March 30, 2007 are described in greater detail in the Summary Compensation Table beginning on page 24.

Chief Executive Officer Compensation

Base Salary

Mr. Keister’s salary is set annually each year in June. For the period June 5, 2006 to June 3, 2007, Mr. Keister’s annualized base rate of pay was $538,000, an increase of approximately 15% over his fiscal 2006 salary of $467,500. Effective June 4, 2007, the Compensation Committee approved a salary increase for Mr. Keister to $575,000, which is approximately a 7% increase over his 2006 salary.

Short-Term Cash Incentive Compensation

For fiscal 2007, Mr. Keister had an annual incentive target of 60% of his base salary. Mr. Keister participated in the same annual incentive plan for performance-based cash awards as all other named executive officers. Our performance relative to goals was determined to be 103.22% of plan; therefore, Mr. Keister’s award was 103.22% of his target. For fiscal 2008, Mr. Keister’s annual incentive target will be 60% of his base salary.

Long-Term Equity Incentive Compensation

Mr. Keister’s long-term equity based incentives are designed to provide him with competitive long-term incentives that will motivate him and align his interests with those of our stockholders over a five-year performance cycle beginning April 1, 2006 and ending on March 31, 2011. Accordingly, Mr. Keister will not receive long-term equity incentive compensation on the same annual basis as the other named executive officers.

In June 2006, the Committee approved a performance stock grant of 27,500 shares based upon five-year performance goals for Mr. Keister. Awards of performance shares to Mr. Keister have been approved by the Committee and are based on our performance relative to average five-year Earnings per Share and average five-year Return on Invested Capital (each as defined under the performance share program). Awards are earned based on a schedule that combines performance on each metric. If a threshold level of performance on either metric is not met, Mr. Keister’s incentive award will be zero. Mr. Keister may receive a final award of up to two times the performance shares granted. Performance share awards will vest at the end of the performance period upon the determination of the financial results over the five-year performance period. The Committee will meet with Mr. Keister annually to evaluate the suitability of the performance measures, and has the discretion to make reasonable adjustments to the measures to fulfill their intended purpose.

In addition, on June 14, 2006, Mr. Keister received a grant of 150,000 stock options at a price of $35.94, which is the fair market value of a share on the date of grant. One-third of the option award will vest on each of the third, fourth and fifth anniversaries of the date of grant. The performance shares and option awards are currently expected to be the only equity awards that will granted to Mr. Keister prior to the end of the five year performance cycle.

Other Benefits and Perquisites

Mr. Keister receives limited perquisites and other benefits similar to the other named executive officers, as described in his Employment Memorandum of Understanding discussed below. In fiscal 2007, in connection with relocating Mr. Keister to our Nashville Support Center, we recognized moving, storage and relocation expenses as well as expenses related to the loss incurred by Mr. Keister on the sale of his home in California. Costs of the perquisites and personal benefits described above for Mr. Keister for the fiscal year ended March 30, 2007 is described in greater detail in the Summary Compensation Table beginning on page 24.

Agreements Regarding Named Executive Officer Compensation

There are a limited number of agreements regarding compensation with named executive officers, including the Separation Agreement with Mr. Keister and the Change in Control Agreements and Salary Continuation Agreements with certain other named executive officers described below beginning on page 28. Generally, named executive officers are employed by the Company on an at will basis subject to their rights under these agreements.

Mr. Keister serves as our President and Chief Executive Officer under an Employment Memorandum of Understanding dated February 26, 2007 setting forth his duties. The Memorandum of Understanding provides that Mr. Keister will be entitled to all benefits provided to executive officers during his employment, including but not limited to, health insurance, life insurance of not less than $1 million, up to $10,000 for non-reimbursed medical expenses on an annual calendar year basis, an allowance for a luxury vehicle covering lease payments up to $2,000 monthly and operating costs (including all repair maintenance, fuel and insurance), tax and estate planning allowance, up to $7,500 annually, and 401(k) program.

The Memorandum of Understanding also provides that beginning in fiscal 2008, Mr. Keister’s base salary will be increased by a minimum of 5%, during any year in which the net income of the Company increases by 10% or more. In addition, Mr. Keister’s base salary may not be decreased below the base salary in effect for the prior year and his annual cash incentive target will be at least 60% of his base salary.

Tax and Accounting Implications

Deductibility of Executive Compensation

Under Section 162(m) of the Tax Code, compensation in excess of $1 million paid to a chief executive officer or to any of the other named executive officers generally cannot be deducted. The Committee generally attempts to design all incentive and equity-based programs to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Because we offer incentive stock options, non-qualified stock options and restricted stock grants, the deductibility of a compensation award by the Company may not always occur at the time the award is otherwise taxable to the employee.

Accounting for Stock-Based Compensation

Prior to April 1, 2006, we accounted for our stock-based compensation plans as prescribed by Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees”, or APB No. 25. Accordingly, we recorded no compensation cost in our statements of operations prior to fiscal 2007 for our fixed price stock option grants, as the exercise price equaled the fair market value of the underlying stock on the grant date.

On April 1, 2006, we adopted the provisions of SFAS No. 123 (revised 2004), “Share-Based Payment,” or SFAS No. 123R. SFAS No. 123R replaces SFAS 123 and supersedes APB Opinion No. 25 and subsequently issued stock option related guidance. We elected to use the modified-prospective transition method of implementation. Under this transition method, stock-based compensation expense for fiscal 2007 included compensation expense for all stock-based awards granted subsequent to April 1, 2006 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R, and compensation expense for all stock-based awards granted prior to but unvested as of April 1, 2006 based on the grant-date fair value estimated in accordance with the original provisions of SFAS No. 123.

Recovery of Awards upon Restatement

If we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirements under the securities laws as a result of misconduct, a plan participant that earns or accrues an award within the 12-month period following the restatement will be required to reimburse us if:

•	the plan participant knowingly or grossly negligently engaged in the misconduct;

•	the plan participant knowingly or grossly negligently failed to prevent the misconduct; or

•	the plan participant is the chief executive officer or chief financial officer subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002.

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning the compensation of our Chief Executive Officer, our Chief Financial Officer, and each of our other three most highly compensated executive officers whose total compensation exceeded $100,000 for all services rendered to us during the fiscal year ended March 30, 2007.

Name and Principal Position(s)(a)	Year (b)	Salary($) (1) (c)	Bonus ($) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation($) (3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4) (h)	All Other Compensation ($)(5) (i)	Total ($) (j)
Richard L. Keister President and Chief Executive Officer	2007	524,140	—	461,753	365,843	332,962	—	330,976	2,015,674

Jeffrey T. Gray, Chief Financial Officer	2007	313,846	—	172,130	44,850	148,637	—	71,406	750,869

D. Currey Hall, Vice President, Southern Division	2007	228,302	—	45,958	154,398	120,711	1,365	19,600	570,334

Christopher N. Northup, Vice President, Western Division	2007	223,474	—	34,469	124,535	116,162	1,129	29,225	528,994

Carl F. Hartman, Vice President, Manufacturing	2007	228,302	—	45,958	146,805	156,741	—	25,850	603,656

(1)	The base compensation of our named executive officers is discussed beginning on page 18. Mr. Keister received no additional compensation for serving as a director.

(2)	The amounts shown in columns (e) and (f) reflect the dollar amounts of compensation cost for equity-based compensation recognized for each of the named executive officers for financial statement reporting purposes for the fiscal year ended March 30, 2007 in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payment.” See Note 1 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended March 30, 2007, regarding assumptions underlying the valuation of equity awards. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions. In column (e), Messrs. Keister and Gray’s totals are comprised of $205,950 and $103,193 restricted stock compensation cost respectively. All other values in column (e) are comprised of performance share compensation cost. All values in column (f) are comprised of nonqualified stock options. Additional information about performance shares and stock options granted under the 2005 Omnibus Incentive Plan are discussed beginning on page 19.

(3)	The amounts shown reflect awards for named executive officers under our annual incentive plan for performance-based cash awards. Our annual incentive plan is discussed beginning on page 19.

(4)	The amounts shown reflect the increase in the actuarial present value of accrued pension benefits under our pension plan. Messrs. Hall and Northup are the only named executive officers that participate in the pension plan. The pension plan is discussed beginning on page 21.

(5)

The amounts shown include the following company benefits: relocation expense reimbursement, 401(k) company contributions, life insurance, out of pocket unreimbursed medical expenses and leased automobile expenses. The amount shown for Mr. Keister includes relocation expense reimbursements in the amount of $298,201, a 401(k) contribution of $7,182, life insurance of $1,005 and leased automobile expense in the amount of $24,588. The amount shown for Mr. Gray includes relocation expenses in the amount of $70,969 and life insurance of $437. The amount shown for Mr. Hall includes a 401(k) contribution in the amount of $7,589, life insurance of $768 and leased automobile expenses in the amount of $11,243. The amount shown for Mr. Hartman includes a 401(k) contribution of $7,335, life insurance of $768, out of pocket unreimbursed medical expenses of $4,325 and leased automobile expenses of $13,422. The amount shown for Mr. Northup includes a 401(k) contribution of $5,555, out of pocket medical reimbursements of $7,018, life insurance of $740 and leased automobile expenses of $15,912. The incremental cost to us of a named executive officer’s use of a company-provided leased automobile was determined based upon the vehicle lease payment and fuel costs which we pay on the executive’s behalf.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding plan-based awards granted to our executives during the year ended March 30, 2007.

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#) (3)	All Other Option Awards: Number of Securities Under- lying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Richard L. Keister	June 14, 2006 June 14, 2006	—	322,800	—	—	27,500	55,000	—	150,000	35.94	1,976,700 2,432,235

Jeffrey T. Gray	April 3, 2006 June 14, 2006 June 14, 2006	—	144,000	—	—	4,174	8,348	10,000	10,437	35.94	416,100 300,027 169,235

D. Currey Hall	June 14, 2006 June 14, 2006	—	103,685	—	—	2.782	5,564	—	6,958	35.94	199,970 112,823

Christopher N. Northup	June 14, 2006 June 14, 2006	—	101,222	—	—	2,087	4,174	—	5,218	35.94	150,014 84,609

Carl F. Hartman	June 14, 2006 June 14, 2006	—	103,685	—	—	2,782	5,564	—	6,958	35.94	199,970 112,823

(1)	The amounts shown reflect the target payout level under our Annual Incentive Plan. The actual amount of incentive bonus earned by each of our named executive officers is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding our Annual Incentive Plan is included beginning on page 19.

(2)	The amounts shown in columns (g) and (h) consist of target and maximum amounts of performance shares payable under our 2005 Omnibus Incentive Plan for the fiscal 2007-2009 performance period, except for the target and maximum awards for Mr. Keister which are payable under our 2005 Omnibus Incentive Plan for the fiscal 2007-2011 performance period. Awards of performance shares are based on our performance relative to two financial goals: average Earnings per Share over the performance period and average Return on Invested Capital over the performance period. Awards are earned based on a schedule that combines performance on each metric. Executive officers may receive a maximum award of up to two times the performance shares granted. Performance share awards will vest at the end of the performance period and the determination of the financial results over the performance period. Additional information regarding our 2005 Omnibus Incentive Plan is included beginning on page 19.

(3)	Mr. Gray was granted 10,000 restricted shares on April 3, 2006 under the 2005 Omnibus Incentive Plan. The restrictions will expire in four equal annual installments beginning on the anniversary of the date of grant.

(4)	On June 14, 2006, Mr. Keister received a grant of 150,000 stock options. One-third of Mr. Keister’s option award will vest on each of the third, fourth and fifth anniversaries of the date of grant. All other named executive officers received option awards with a three-year ratable vesting schedule beginning on the first anniversary of the date of grant.

(5)	The exercise price of the option awards in column (k) is $35.94, the fair market value on the date of grant.

(6)	The amounts shown in column (l) represent the full grant date value of each equity-based award shown in the table for each named executive officer computed under SFAS No. 123R. Grant date fair value for the performance shares is based on the fair market value on the date of grant. Grant date fair value of the options is based on the Black-Scholes option pricing model for use in valuating executive stock options.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding outstanding equity awards for our executives as of the fiscal year ended March 30, 2007.

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($) (j)
Richard L. Keister	17,000	34,000 150,000	—	25.23 35.94	July 6, 2015 June 14, 2016
						15,000	505,500
								55,000	1,853,500

Jeffrey T. Gray	—	10,437	—	35.94	June 14, 2016
						7,500	252,700
								8,348	281,328

D. Currey Hall	20,000 20,000 15,000 10,000 6,667	5,000 10,000 13,333 6,958	—	14.125 19.30 17.68 26.10 25.23 35.94	April 8, 2009 June 10, 2012 March 31, 2013 April 25, 2014 July 6, 2015 June 14, 2016	—	—	5,564	187,507
Christopher N. Northup	5,000 7,500 5,000	5,000 7,500 10,000 5,218	—	17.68 26.10 25.23 35.94	March 31, 2013 April 25, 2014 July 6, 2015 June 14, 2016	—	—	4,174	149,664

Carl F. Hartman	—	5,000 7,500 13,333 6,958	—	17.68 26.10 25.23 35.94	March 31, 2014 April 25, 2014 July 6, 2015 June 14, 2016	—	—	5,564	187,507

(1)	Mr. Keister’s options will vest as follows: (i) 34,000 options will vest in two ratable installments on July 7, 2007 and 2008, and (ii) 150,000 options will vest in three ratable installments on June 14, 2009, 2010 and 2011. One third of Mr. Gray’s 10,437 options vested on June 14, 2007 and the remaining options will vest in two ratable installments on June 14, 2008 and 2009. Mr. Hall’s options will vest as follows: (i) 5,000 options vested on April 1, 2007, (ii) one half of the 10,000 options vested on April 26, 2007 and the other half will vest on April 26, 2008, (iii) 13,333 options will vest in two ratable installments on July 7, 2008 and 2009, and (iv) one third of the 6,958 options vested on June 14, 2007 and the remaining options will vest ratably on June 14, 2008 and 2009. Mr. Northup’s options will vest as follows: (i) 5,000 options vested on April 1, 2007, (ii) one half of the 7,500 options vested on April 26, 2007 and the remaining options will vest on April 26, 2008, (iii) 10,000 options will vest in two ratable installments on July 7, 2007 and 2008, and (iv) one third of the 5,218 options vested on June 14, 2007 and the remaining options will vest ratably on June 14, 2008 and 2009. Mr. Hartman’s options will vest as follows: (i) 5,000 options vested on April 1, 2007, (ii) one half of the 7,500 options vested on April 26, 2007 and the remaining options will vest on April 26, 2008, (iii) 13,333 options will vest two ratable installments on July 7, 2007 and 2008, and (iv) one third of the 6,958 options vested on June 14, 2007 and the remaining options will vest ratably on June 14, 2008 and 2009.

(2)	Mr. Keister was granted 30,000 restricted shares on August 18, 2004 under our 1996 Employee Stock Incentive Plan which vest ratably over a four-year period. Of the remaining unvested shares, 7,500 shares vested on June 1, 2007 and an additional 7,500 shares will vest on June 1, 2008. Mr. Gray was granted 10,000 restricted shares on April 3, 2006 under the 2005 Omnibus Incentive Plan which vest ratably over a four-year period. 2,500 shares vested on April 3, 2007 and the remaining unvested shares will vest in three installments of 2,500 shares on April 3, 2008, 2009 and 2010.

(3)	The amount shown in column (i) for Mr. Keister is the maximum amount of performance shares payable under our 2005 Omnibus Incentive Plan for the fiscal 2007-2011 performance period which vest at the end of the performance period upon reaching of performance goals. The amounts shown in column (i) for Messrs. Gray, Hall, Northup and Hartman consist of maximum amounts of performance shares payable under our 2005 Omnibus Incentive Plan for the 2007-2009 performance period which vest at the end of the performance period upon reaching of performance goals.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding stock option exercises and vested stock awards for our executives during the fiscal year ended March 30, 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($)(c)	Number of Shares Acquired on Vesting (#)(d)	Value Realized on Vesting ($)(e)
Richard L. Keister	—	—	7,500	314,325

Jeffrey T. Gray	—	—	—	—

D. Currey Hall	—	—	—	—

Christopher N. Northup	20,000 5,000 15,000	363,974 138,505 300,097	—	—

Carl F. Hartman	5,000 1,000 4,000 7,500 6,667	98,921 21,404 79,269 85,479 81,785	—	—

PENSION BENEFITS

The following table sets forth information regarding pension benefits for our executive as of the fiscal year ended March 30, 2007.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(2) (d)	Payments During Last Fiscal Year ($) (e)
Richard L. Keister	—	—	—	—
Jeffrey T. Gray	—	—	—	—
D. Currey Hall	Retirement Plan	6	25,090	—
Christopher N. Northup	Retirement Plan	14	20,761	—
Carl F. Hartman	—	—	—	—

(1)	A description of the pension plan is available beginning on page 21.

(2)	We refer you to note 9 to the Consolidated Financial Statements of our Annual Report on Form 10-K for fiscal year 2007 for a description of the valuation methods used in determining the present value of currently accrued benefits.

NONQUALIFIED DEFERRED COMPENSATION

Our executives did not have nonqualified deferred compensation for the fiscal year ended March 30, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Separation Agreement with Mr. Keister

We are party to a Separation Agreement, dated February 26, 2007, with Mr. Keister, the purpose of which is to provide Mr. Keister with severance payments under certain circumstances if his employment with us is terminated prior to March 31, 2011. The Separation Agreement provides that if we terminate Mr. Keister without cause or Mr. Keister terminates his employment for good reason (as each are defined in the separation agreement), Mr. Keister will be entitled to receive the following from us:

(i)	his base salary through the date of termination (or the base salary in effect just prior to a base salary reduction if Mr. Keister resigns due to the reduction) and for a period of 24 months thereafter at his salary rate in effect at the time notice of termination is given;

(ii)	on the date of termination, any bonus earned in the prior year but not yet paid;

(iii)	annual payments for the two consecutive years following the date of termination of the average short-term incentive cash award earned by Mr. Keister during the two years prior to the date of termination;

(iv)	the continuation at our expense of any and all company and executive benefits (including any health, disability or life insurance benefits, pension or other employee benefits in effect at the date of termination) for 24 months;

(v)	continue all benefits under Federal law for 24 months after the date of termination; and

(v)	payment for any vacation accrued on the date of termination for the prior 24-month period.

If Mr. Keister resigns for good reason, he will receive the previously described payments as follows: (a) a balloon payment of his base salary no sooner than six months after his separation for service equal to seven months of his base salary, and will receive the remaining base salary payments in accordance with our standard payroll practices, and (b) the first payment of his average short-term incentive cash award no sooner than six months after his separation for service, and the second annual payment one year following the date of termination.

Change in Control Agreements

In fiscal 2007, the Compensation Committee developed a change in control program available for executive officers selected by the Committee to replace the existing salary continuation program that has been in place. The Committee believed that a new change in control program had become necessary to attract and retain experienced executives. As of June 1, 2007, we only had one Change in Control Agreement in place with an executive officer, but we expect to have other executive officers execute Change in Control Agreements in the near future as we replace our Salary Continuation Agreements (discussed below) with Change in Control Agreements.

The Change in Control Agreement provides that if the executive’s employment is terminated following a change of control (as defined in the agreement) or if executive terminates his employment for good reason (as defined in the agreement) during the term of the Change in Control Agreement, the executive is entitled to, among other things, a lump sum of cash equal to:

(i)	the executive’s unpaid base salary, vacation pay, unreimbursed business expenses and all other earned items through the date of termination;

(ii)	the prorated portion of any unpaid incentive compensation allocated or awarded to executive prior to the termination date;

(iii)	one and one-half or two times the executive’s annual base salary in effect immediately prior to (A) the date of termination or (B) the first occurrence of an event constituting good reason, whichever amount is higher; and

(iv)	one and one-half times the greater of the executives (A) target bonus percentage times his then current annual base salary and (B) the average annual bonus earned by executive with respect to the three fiscal years ending immediately (not including the fiscal year in which the termination or good reason occurred).

The executive is also entitled to continued health care and life insurance coverage, as well as immediate vesting of all derivative securities held by the executive at the time in which the termination or good reason occurred. The executive is not entitled to the cash payments, coverage and immediate vesting referenced above if the termination is due to cause, death, disability or by the executive without Good Reason.

The following events each constitute a change in control under the agreement:

(A) An acquisition by any person (as defined by the Exchange Act) of beneficial ownership (as defined by the Exchange Act) of thirty percent (30%) or more of the combined voting power of our then outstanding voting securities entitled to vote, but excluding the following:

(i)	any acquisition by a person who is the beneficial owner of thirty percent (30%) or more of the outstanding voting securities immediately prior to the acquisition;

(ii)	any acquisition directly from us (i.e. a public offering of securities);

(iii)	any acquisition by us or any of our subsidiaries; or

(iv)	any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any of our subsidiaries;

provided, however, an acquisition described in this section (A) will not be considered a Change in Control if Keystone Automotive Industries, Inc. maintains a beneficial ownership of more than fifty percent (50%) of our then-outstanding voting securities entitled to vote.

(B) The then-current Board ceases for any reason to constitute at least a majority of the Board. This does not include Directors who are elected or nominated for election by the stockholders and approved by a vote of at least a majority of then-current Directors, unless such individual’s initial assumption of office is in connection with an actual or threatened election contest or other threatened solicitation of proxies of consents;

(C) Consummation of a reorganization, merger, or consolidation (each a “Business Combination”) to which we are a party or a sale or other disposition of all or substantially all of our assets, unless:

(i)	all or substantially all of the beneficial owners immediately prior to such Business Combination beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities after the Business Combination in substantially the same proportions;

(ii)	no person beneficially owns thirty percent (30%) or more of the combined voting power of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination. This does not include a successor entity or any employee benefit plan, or related trust, of ours or such successor entity; and

(iii)	at least a majority of the members of the board of directors of the Successor Entity were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D) Approval by our stockholders of a complete liquidation or dissolution of us.

The following constitutes good reason under the agreement for the executive to terminate his employment and receive the change in control benefits referenced above:

(i)	assignment of the executive’s duties which are inconsistent with the executive’s status as a key employee;

(ii)	substantial adverse alteration in the nature or status of the executive’s responsibilities;

(iii)	material adverse change in the Executive’s titles or offices or reporting relationships;

(iv)	a reduction by us in the executive’s annual base salary;

(v)	the relocation of the executive’s principal place of employment to a location more than 25 miles away;

(vi)	failure to pay to the executive any portion of the executive’s current compensation or to pay to the executive any portion of an installment of deferred compensation within seven (7) days following the date such compensation is due;

(vii)	failure by us to continue in effect (or provide on a less favorable basis) any compensation plan material to the executive’s total compensation, unless another arrangement is made equitable arrangement;

(viii)	failure by us to continue to provide (or significantly reduce) the executive with benefits substantially similar to those enjoyed by the executive under any of our benefit plans, fringe benefits or vacation days currently awarded to the executive immediately prior to the Change in Control; or

(ix)	any purported termination of the executive’s employment which is not effected pursuant to a notice of termination.

Salary Continuation Agreements

Prior to the adoption of the new Change in Control Agreement, we offered a Salary Continuation Agreement to certain executive officers. The Salary Continuation Agreements provide that upon any involuntary termination of the executive’s employment within one year following the occurrence of a change in control the executive shall receive the following benefits:

(i)	payment of the executive’s then current base salary for a period of two years following such termination;

(ii)	any other coverage fringe benefits, payments and distributions to which the executive is entitle; and

(iii)	all unexercisable stock options granted to the executive shall be accelerated immediately prior to or concurrently with the change in control.

Under the Salary Continuation Agreement, the following events constitute a change in control:

(i)	a merger of equivalent combination involving us after which 49% or more of the voting stock of the surviving corporation is held by persons other than our former stockholders;

(ii)	the acquisition of 30% or more of the outstanding shares of our common stock by any person other than directly from us;

(iii)	the occurrence of circumstance having the effect that 30% or more of the Directors elected by stockholders to the Board are persons who were not nominated by management in our then most recent proxy statement; or

(iv)	a change in the Chief Executive Officer of the Company.

An involuntary termination under the Salary Continuation Agreement is the termination of the executive’s employment with us in the following circumstances:

(i)	by us unless the termination is: (a) by reason of the Executive’s death or (b) by reason of the executive’s inability by reason of illness or other physical and mental disability to perform his duties for any consecutive 180-day period; or

(ii)	by executive after any reduction in his base salary, any material reduction in his fringe benefits, a requirement to be physically present at our executive offices more than two days per week, his relocation to a location outside a 60 mile radius of his current residence without his consent, or a material decrease in his responsibilities or authority or any other material adverse change in the condition of his employment.

The following table sets forth the estimated potential payments that would be due to each of the named executive officers upon the occurrence of certain termination events by us, change in control events or termination of employment for good reason pursuant to each of their respective agreements with us:

Payments(1)	Richard L. Keister	Jeffrey T. Gray	Carl F. Hartman	Christopher N. Northup	D. Currey Hall	Total
Severance(2)	$1,766,906	$640,000	$460,824	$449,874	$460,824	$3,778,428
Prorata Bonus Payment	322,800	144,000	103,685	101,222	103,685	775,392
Unvested Stock Option Spread(3)	287,980	—	169,936	141,700	188,936	788,552
Unvested Restricted Stock(3)	505,500	337,000	—	—	—	842,500
LTI Plan Payment(3)	1,853,500	87,923	58,604	43,945	58,604	2,102,576
Incremental Retirement Benefit Payment	—	—	—	—	—	—
Welfare Benefit Values	—	—	—	—	—	—
Aggregate Payments (net of Gross-up)	4,736,686	1,208,923	793,049	736,741	812,049	8,287,448
Gross-Up Payments	1,319,427	—	—	—	—	1,319,427
Aggregate Payments (with Gross-Up)	$6,056,113	$1,208,923	$793,049	$736,741	$812,049	$9,606,875

(1)	The amounts appearing in the table above assume that the triggering event occurred at March 30, 2007.

(2)	Under Mr. Keister’s Separation Agreement, in the event of a termination other than for cause or he terminates for good reason, Mr. Keister receives severance payments consisting of his base salary for a period of 24 months, and annual payments for two years of the average annual short term bonus earned during the prior two years. If he terminates for good reason, the first base salary payment will be paid no sooner than six months after the termination consisting of a balloon payment of seven months salary, and payments thereafter will be paid in accordance with our standard payroll practice. Also, if he terminates for good reason, the first short term bonus payment will be paid no sooner than six months after the termination and the second payment will be made one year following the termination. Under each of the other named executive officer’s Salary Continuation Agreements, in the event of an involuntary termination within one year following a change in control, the executive receives severance payments consisting of his base salary for a period of two years.

(3)	Based upon the closing price of our stock of $33.70 per share on March 30, 2007.

DIRECTOR COMPENSATION

Board members, except for Richard L. Keister, our President and Chief Executive Officer, receive an annual retainer of $36,000 paid quarterly in cash, a $2,000 per Board meeting fee. In addition, Directors also receive grants of restricted stock. The restricted stock grants for fiscal 2007 had a fair market value of $36,000. The restricted stock grants for fiscal 2008 will have a fair market value of $46,000. The fair market value of the restricted stock grants to Directors is based upon the closing price of our common stock on the date of the Annual Meeting of Stockholders. The restrictions on transfer of the shares lapse on the day prior to the next Annual Meeting of Stockholders. In addition, Ronald G. Foster is paid an annual base salary for services rendered as Chairman of the Board. Directors are also reimbursed for all reasonable and documented expenses incurred as Board members. In addition to the above, the Chairman of each of the Audit, Compensation and Corporate Governance and Nominating Committees receives an annual retainer of $10,000, $7,500 and $6,500, respectively. Directors receive $1,250 for each Committee meeting attended.

The following table sets forth compensation information for our Directors for the fiscal year ended March 30, 2007.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards($) (d)	Non-Equity Incentive Plan Compensation($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Ronald G. Foster	138,500	36,000	0	0	0	0	174,500
James R. Gerrity	44,375	36,000	0	0	0	0	80,375
Timothy C. McQuay	45,570	36,000	0	0	0	0	81,750
John R. Moore	40,125	36,000	0	0	0	0	76,125
Stephen A. Rhodes	39,500	36,000	0	0	0	0	75,500
Keith M. Thompson	35,650	36,000	0	0	0	0	71,750

(1)	Director compensation is recognized as the Directors are paid, that is on a cash basis rather than an accrual basis. During fiscal year 2007, we paid the Directors three of their four quarterly retainer payments. Ronald G. Foster is paid on a biweekly basis and as a result was paid his entire compensation during fiscal year 2007.

(2)	Restricted stock awards granted on August 9, 2006.

Compensation Committee Report

The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders.

John R. Moore, Chairman
Timothy C. McQuay
Keith M. Thompson

Report of the Audit Committee

The following Audit Committee’s Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of or to the liabilities of Section 18, of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 30, 2007, which include its consolidated balance sheets as of March 30, 2007 and March 31, 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended March 30, 2007 and the notes thereto.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial reporting process and internal controls as well as preparation of our financial statements. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue reports thereon.

The Audit Committee has reviewed and discussed our audited financial statements as of and for the year ended March 30, 2007 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. The independent registered public accounting firm has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with the registered public accounting firm their independence from the Company. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of other non-audit services to the Company is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 30, 2007.

Submitted by The Audit Committee:

Timothy C. McQuay, Chairman
James R. Gerrity
Stephen A. Rhodes

AUDIT AND NON-AUDIT FEES

The Audit Committee requires pre-approval for all engagements with Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP.

For the fiscal years ended March 30, 2007 and March 31, 2006, fees for services provided by Ernst & Young LLP were as follows:

	Fiscal
	2007	2006
Audit fees (1)	$693,799	$714,553
Audit-related fees (2)	60,210	50,175
Tax fees (3)	19,500	30,850
All other fees (4)	9,797	2,465

Total	$783,306	$798,043

(1)	Primarily fees for professional services for the audit of our consolidated financial statements and internal control over financial reporting included in its Annual Report on Form 10-K filed with the SEC and the review of financial statements included in Quarterly Reports on Form 10-Q filed with the SEC, or for services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees for fiscal year 2007 do not include $241,825 paid in fiscal year 2007 for professional services billed for fiscal year 2006 which were not previously reported.

(2)	Primarily fees billed for audits of our employee benefit plans.

(3)	Primarily fees for tax compliance, tax advice and tax planning.

(4)	Primarily subscriptions for accounting and auditing research tools and SEC correspondence.

PROPOSAL NUMBER 2

RATIFICATION OF APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP has audited our financial statements every year since the fiscal year ended in March 1977.

The Audit Committee and the Board of Directors has approved Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 28, 2008. The Audit Committee approves all audit and non-audit services provided to us by Ernst & Young LLP. Although not required to be voted upon by the stockholders, the Board of Directors deems it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the common stock represented by the proxy for ratification of the approval of Ernst & Young LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Ernst & Young LLP by a majority vote, the approval of the independent registered public accounting firm will be considered by the Audit Committee and the full Board of Directors, although we will not be required to retain a different independent registered public accounting firm. The Audit Committee retains the authority to approve another firm as the independent registered public accounting firm for us to replace a firm whose approval was ratified by the stockholders in the event the Audit Committee and the Board of Directors determines that our best interest warrants a change of its independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

The Board of Directors has approved the appointment of Ernst & Young LLP as the independent registered public accounting firm for us for Fiscal Year 2008 and unanimously recommends a vote “FOR” ratification of such appointment.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal intended for inclusion in our proxy materials for the 2008 Annual Meeting of Stockholders must be received by us on or before May 2, 2008. Any nominations to the Board of Directors, whether or not included in the proxy materials, must be received by us on or before May 2, 2008. Stockholders submitting proposals or nominating directors should submit them to Keystone, c/o our Corporate Secretary, and utilize certified mail, return-receipt requested in order to ensure timely delivery.

By Order of the Board of Directors,

John G. Arena, Esq. Vice President, General Counsel and Secretary

Appendix A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

of the Audit Committee of Keystone Automotive Industries, Inc.

This Amended and Restated Audit Committee Charter (this “Charter”) was adopted by the Board of Directors (the “Board”) of Keystone Automotive Industries, Inc. (the “Company”) on June 19, 2007.

Purpose

The purpose of the Committee shall be to:

•

Provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to: (i) the integrity of the Company’s financial statements; (ii) the effectiveness of the Company’s internal controls over financial reporting; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent registered public accounting firm’s (the “Independent Auditor”) qualifications, independence, engagement, and compensation; (v) and the performance of the Company’s internal audit function and Independent Auditor.

•	Prepare the Audit Committee report that SEC proxy rules require to be included in the Company’s annual proxy statement.

•	Oversee the Company’s whistleblower policy and procedures.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Independent Auditor, the internal auditors, and management of the Company, and to determine that all parties are aware of their responsibilities.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Membership

The Board hereby appoints an Audit Committee (the “Committee”) of at least three members, consisting entirely of independent directors of the Board, and shall designate one member as chairperson or delegate the authority to designate a chairperson to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in the NASDAQ Marketplace rules, the Corporate Governance Principles adopted by the Board, and Section 10A-(m)(3)(A) of the Exchange Act, and Rule 10a-3(b)(1) promulgated thereunder. If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent. This Charter governs the operations of the Committee.

The members of the Committee, including the Chairperson of the Committee, shall be appointed by the Board. Each member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one member shall be an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”). Committee members may be removed from the

Committee, with or without cause, by the Board. Any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Members shall not serve on more than three public company audit committees (including the Committee) simultaneously.

The Committee shall meet at least quarterly. The Committee shall meet separately and periodically with management, the personnel responsible for the internal audit function, and the Independent Auditor. The Committee shall report regularly to the Board of Directors with respect to its activities.

Meetings & Procedures

The Chairperson, or in his absence, a Committee member designated by the Chairperson, shall be responsible for: (i) calling and scheduling meetings, (ii) setting agendas, (iii) the preparation and distribution in advance of meetings of appropriate reports, documents and other information required by the Committee members to make informed judgments and decisions on the issues on the agenda, and (iv) presiding over meetings.

A special meeting can be called by the Chairperson or by a majority of the Committee Members. The Committee shall have the authority to establish by resolution any procedures regarding the business of the Committee as it considers appropriate so long as they are not in conflict with any: (i) applicable law, rule, or regulation, (ii) applicable provision of the Company’s bylaws, or (iii) any applicable rule, resolution, or procedure established by the Board.

The Committee shall meet on a regularly scheduled basis at least two times a year and more frequently as the Committee deems necessary or desirable. Regular meetings of the Committee shall coincide with the regularly scheduled meetings of the Board, unless the Committee determines otherwise. Notwithstanding the above, at least one time annually, the Committee shall meet in executive session.

The secretary of the Company shall record the minutes of the meeting in appropriate detail, unless: (i) the Chairperson appoints another person to record the minutes, (ii) the presence of the secretary at the meeting would create a conflict of interest, or (iii) the Committee is meeting in executive session, in which event the Chairperson or a Committee member designated by the Chairperson shall record the minutes of such executive session.

•

The Committee shall only act on the affirmative vote of a majority of the members at a meeting duly called and held (whether in person, by teleconference, or otherwise), by unanimous written consent, or by any other means allowed by applicable laws, rules, and regulations.

•	The Committee may establish subcommittees consisting of one or more Committee members to carry out such duties as the Committee shall delegate.

•

Committee meetings are generally open to any member of the Board unless otherwise stipulated by the Chairperson of the Committee. Observing Board members shall not participate in any discussion or deliberation unless invited to do so by the Chairperson of the Committee, and in no event shall they be entitled to vote.

•

The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor or the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management Director who is not a Committee Member.

•	The Committee, without the approval of the Board or management, shall: (i) have complete access to Company officers and other managers to discuss the business in general or specific issues, (ii) have access to administrative and secretarial services in the Company, and (iii) have the authority to engage independent legal, financial or other advisors as they deem appropriate. The fees and related expenses incurred for such advisors and by Committee Members in carrying out the related activity shall be either paid directly by the Company or reimbursed to the Committee Members, as applicable.

•

Any action duly taken by the Committee, the Chairperson or a Committee Member shall be valid and effective even if it is later determined that one or more of the Committee Members taking such action does not meet the requirements for membership on the Committee as set forth above.

•	The Chairperson of the Committee shall report regularly to the Board on the Committee’s activities and actions taken.

•	The Committee shall set hiring policies for employees or former employees of the Independent Auditor.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining internal controls over financial reporting. The Independent Auditor is responsible for auditing the Company’s annual financial statements and management’s annual assessment of the effectiveness of internal controls over financial reporting, and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to monitor the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall be directly responsible for the appointment, compensation, retention, termination, evaluation, and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding the application of accounting principles, financial reporting and internal controls-related services) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, and the Independent Auditor shall report directly to the Committee.

•

At least annually, the Committee shall obtain and review a report by the Independent Auditor describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships, consistent with Independence Standards Board, Standard 1, between the Independent Auditor and the Company (to assess the Independent Auditor’s independence).

•

After reviewing the foregoing report and the Independent Auditor’s work throughout the year, the Committee shall evaluate the Independent Auditor’s qualifications, performance and independence. Such evaluation should include the review and evaluation of the lead audit partner and take into account the opinions of management and the Company’s personnel responsible for the internal audit function.

•

The Committee shall determine that the Independent Auditor has a process in place to address the rotation of the lead audit partner and other audit partners serving the Company as required under the SEC independence rules.

•

The Committee shall pre-approve all audit and non-audit services provided by the Independent Auditor, including specific pre-approval of internal controls-related services and shall receive certain disclosure, documentation, and discussion of non-prohibited tax services by the independent registered public accountant based on Rule 3524 promulgated by the Public Company Accounting Oversight Board (“PCAOB”). The Committee shall not engage the Independent Auditor to perform non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•

The Committee shall discuss with the internal auditors and the Independent Auditor the overall scope and plans for their respective audits, including the adequacy of staffing and budget or compensation.

•

The Committee shall regularly review with the Independent Auditor any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the Independent Auditor’s activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the Independent Auditor but were “passed” (as immaterial or otherwise); any communications between the audit team and the Independent Auditor’s national office respecting auditing or accounting issues or internal controls-related issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the Independent Auditor to the Company that is in addition to its audit report on the effectiveness of internal controls over financial reporting.

•

The Committee shall meet to review and discuss the quarterly financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the Independent Auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent registered public accountants under the standards of the PCAOB in the United States.

•

The Committee shall meet to review and discuss the annual audited financial statements, including Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the Independent Auditor prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K). Also, the Committee shall discuss the results of the annual audit and any matters required to be communicated to the Committee by the Independent Auditor under the standards of the PCAOB (United States).

•

The Committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls over financial reporting and any specific remedial actions adopted in light of significant deficiencies or material weaknesses; (ii) discussions with management and the Independent Auditor regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments, including analyses of the effects of the application of alternative Generally Accepted Account Principles (“GAAP”) on the financial statements; (iii) consideration of the effects of regulatory and accounting initiatives, as well as off-balance sheet entities, liabilities and contingencies on the financial statements; (iv) consideration of the judgment of both management and the Independent Auditor about the quality, not just the acceptability, of accounting principles; and (v) the clarity of the disclosures in the financial statements.

•

The Committee shall receive and review a report from the Independent Auditor, prior to the filing of the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), on all critical accounting policies and practices of the Company; all material alternative treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the Independent Auditor; and other material written communications between the Independent Auditor and management.

•

The Committee shall, based on the review and discussions, and based on the disclosures received from the Independent Auditor regarding its independence and discussions with the Independent Auditor regarding such independence, determine whether to recommend that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year that is the subject of the audit.

•	The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•

The Committee shall review management’s report on its assessment of the effectiveness of internal controls over financial reporting as of the end of each fiscal year and the Independent Auditor’s report on (i) management’s assessment and (ii) the effectiveness of internal controls over financial reporting.

•

The Committee shall discuss with management, the internal auditors, and the Independent Auditor management’s process for assessing the effectiveness of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act, including any significant deficiencies or material weaknesses identified.

•

The Committee shall discuss with the Independent Auditor the characterization of deficiencies in internal controls over financial reporting and any differences between management’s assessment of the deficiencies and the Independent Auditor’s assessment. The Committee shall also discuss with management its remediation plan to address internal controls deficiencies. The Committee shall review the disclosures describing any identified material weaknesses and management’s remediation plans for clarity and completeness.

•	The Committee shall discuss with management its process for performing its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act.

•

The Committee shall discuss with management, the internal auditors, and the Independent Auditor any: (i) changes in internal controls over financial reporting that have materially affected or are reasonably likely to materially affect the Company’s internal controls over financial reporting and (ii) any other changes in internal controls over financial reporting that were considered for disclosure in the Company’s periodic filings with the SEC.

•	The Committee shall review with senior management the Company’s overall anti-fraud programs and controls.

•	The Committee shall review the information technology requirements of the Company, particularly with regard to the role of information technology for internal controls.

•

The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements. The Committee shall receive any corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty by a director or officer of the Company.

•

The Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud. The Committee also shall discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall set clear hiring policies for employees or former employees of the independent registered public accountants that meet the SEC regulations and the NASDAQ Marketplace rules.

•

The Committee shall determine the appropriate funding needed by the Committee for payment of: (i) compensation to the Independent Auditor engaged for the purpose of preparing or issuing audit reports or performing other audit, review, or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

•

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively. The Committee also shall discuss with the Independent Auditor its observations related to the effectiveness of the Committee.

•	The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Appendix B

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

AMENDED AND RESTATED COMPENSATION

COMMITTEE CHARTER

Effective: June 19, 2007

This Amended and Restated Compensation Committee Charter (the “Charter”) was adopted by the Board of Directors (the “Board”) of Keystone Automotive Industries, Inc. (the “Company”) to be effective as of June 19, 2007. It amends and restates in its entirety the Compensation Committee Charter adopted on May 12, 2004.

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board is:

•

to discharge the responsibilities of the Board relating to compensation of the Company’s executives by participating in and, where appropriate, directing and evaluating compensation plans, policies and programs of the Company. This will be done in conjunction with management and/or the Board;

•	to oversee compensation and benefit programs affecting all employees to ensure the programs are competitive and non-discriminatory;

•

to coordinate the development of an annual report on executive compensation for inclusion in the Company’s proxy materials utilizing both internal and external resources to ensure compliance with applicable laws, rules and regulations;

•	to review and provide oversight of the Company’s management resources; and succession planning and executive development process.

•	to carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Bylaws

Membership

The Committee shall be comprised of at least two directors and a Chairperson (the “Chairperson”) as determined and appointed by the Board, none of whom shall be an employee of the Company, and each of whom shall:

•	Satisfy the independence requirements of the NASDAQ Marketplace rules;

•	Be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”); and

•	Be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The members of the Committee (including the Chairperson) shall be appointed by the Board. The Chairperson and other Committee members can be removed from the Chairperson position and/or the Committee, with or without cause, at any time, by the Board.

Meetings & Procedures

The following procedures and principles shall apply to meetings of the Committee:

•

The Chairperson, or in his absence, a Committee member designated by the Chairperson, shall be responsible for (i) calling and scheduling meetings, (ii) setting agendas, (iii) the preparation and distribution in advance of meetings of appropriate reports, documents and other information required by the Committee members to make informed judgments and decisions on the issues on the agenda, and (iv) presiding over meetings. A special meeting can be called by the Chairperson or by a majority of the

Committee Members. The Committee shall have the authority to establish other procedural rules and procedures as it considers appropriate so long as they are not in conflict with any: (a) applicable law, rule, or regulation, (b) applicable provision of the Company’s bylaws, or (c) any applicable rule, resolution, or procedure established by the Board.

•

The Committee shall meet on a regularly scheduled basis at least two times a year and more frequently as the Committee deems necessary or desirable. Regular meetings of the Committee shall coincide with the regularly scheduled meetings of the Board, unless the Committee determines otherwise. When necessary, meetings may be held by teleconference. Notwithstanding the above, at least one time annually, the Committee shall meet in executive session.

•

The secretary of the Company shall record the minutes of the meeting in appropriate detail, unless: (i) the Chairperson appoints another person to record the minutes, (ii) the presence of the secretary at the meeting would create a conflict of interest, or (iii) the Committee is meeting in executive session, in which event the Chairperson or a Committee Member designated by the Chairperson shall record the minutes of such executive session.

•

The Committee shall only act on the affirmative vote of a majority of the members at a meeting duly called and held (whether in person, by teleconference, or otherwise), by unanimous written consent, or by any other means allowed by applicable laws, rules, and regulations.

•	The Committee may establish subcommittees consisting of one or more members of the Committee to carry out such duties as the Committee shall delegate.

•

Committee meetings are generally open to any member of the Board unless otherwise stipulated by the Chairperson of the Committee. Observing Board members shall not participate in any discussion or deliberation unless invited to do so by the Chairperson of the Committee, and in no event shall they be entitled to vote.

•

The Committee may, in its discretion, invite members of the Company’s management, representatives of the independent auditor, the internal auditor, any other management personnel employed or retained by the Company or any other persons or outside resources whose presence the Committee believes to be necessary or desirable to the deliberations of the Committee. The Chief Executive Officer (“CEO”) shall not be present during deliberations or voting on matters concerning his or her compensation.

•

The Committee, without the approval of the Board or management, shall (i) have reasonable access to Company officers and other managers to discuss the business in general or specific issues, (ii) have access to administrative and secretarial services internal in, or external to, the Company, and (iii) have the authority to engage independent legal, financial or other advisors (including a search firm to identify executive candidates) as they deem appropriate. The fees and related expenses incurred for such advisors and by Committee members in carrying out the related activity shall be either paid directly by the Company or reimbursed to the Committee members, as applicable.

•

Any action duly taken by the Committee, the Chairperson or a Committee member, shall be valid and effective, even if it is later determined that one or more Committee members taking such action, do not meet the requirements for membership on the Committee as set forth above.

•	The Chairperson of the Committee shall report regularly to the Board on the Committees activities and actions taken.

Duties & Responsibilities

The Committee shall have the following duties and responsibilities:

•	Performance Criteria and Evaluation:

•	The Committee shall, at least annually, review the Company’s compensation philosophy and the composition of the peer company group to be used for benchmarking market compensation levels.

•	The Committee shall annually review and approve corporate goals and objectives against which the performance of the CEO shall be measured, and shall evaluate the performance of the CEO in light of these goals and objectives and determine and recommend for approval to the Board the CEO’s compensation. A written performance review on the CEO shall be submitted by the Committee to the Board annually.

•	The Committee, in its discretion, may provide the CEO with interim performance reviews

•	The Committee shall review and approve on an annual basis the evaluation process and related compensation structure for the Company’s senior officers other than the CEO

•	Executive Compensation:

•

Annually review and recommend to the Board for approval the base salary and other cash compensation and additional equity awards, if any, to be given to the CEO, based on the performance evaluation and comparative benchmark data described above.

•

At least annually, review and approve all compensation for all other officers (as such term is defined in Rule 16a-1 promulgated under the 1934 Act), directors and all other employees of the Company or its subsidiaries with a base salary greater than $175,000 per annum. The CEO will make recommendations to the Committee with respect to such officer and other key employee compensation. The Committee shall discuss and review such recommendations with the CEO (and may make modifications to such recommendations), and shall submit its recommended compensation to the Board for approval.

•

The Committee shall determine if any compensation to the CEO and/or any other officer is in excess of the limits deductible under Section 162(m) of the Code, and shall report its findings to the Board.

•	Management Incentive Plans and Awards:

•	The Committee shall annually review the structure and effectiveness of the Company’s long-term equity based and incentive compensation plans, and their eligibility criteria and award guidelines.

•

The Committee shall make recommendations to the Board with respect to CEO and other executive officer (as defined from time to time by the Board) awards to be made pursuant to any of the Company’s management incentive compensation plans and equity-based plans, and with respect to each such plan, shall have the responsibility:

(i)	to review, access, and amend, where appropriate, the recommended performance targets and awards submitted to the Committee by the CEO, and to submit to the Board the Committee’s recommended annual bonus and long-term incentive awards. The Committee shall approve and properly document all amendments to and terminations of, all compensation plans or to any awards made thereunder;

(ii)	to select, in consultation with the CEO, which executive officers will be entitled to participate in and receive periodic awards under the Company’s equity incentive plans, as amended from time to time, including under any successor or additional plan;

(iii)	to document in writing, no later than 90 days from the beginning of the applicable performance cycle, all performance criteria and targets for all executive officers who each may be a “covered employee” under Section 162(m) of the Code;

(iv)	to obtain certification from the CEO and the Chief Financial Officer that all performance targets have been met before the payment of any cash bonus or the vesting of any award under any equity-based plan; and

(v)	to approve all repurchases of securities from terminated and/or disabled employees.

•	Benefits and Executive Perquisites:

•	The Committee shall establish and periodically review the Company’s policies concerning the “perquisites” provided to executive officers.

•

The Committee shall determine and recommend for approval to the Board the Company’s policy with respect to change of control or “parachute” payments and benefits, and shall be responsible for approving all agreements related to such benefits.

•	The Committee shall review and approve all officers and other key employees’ employment, change in control, severance, or similar agreements.

•

The Committee shall periodically review the design and management of the various pension, retirement and health and welfare plans that cover the employees of the Company, and shall be responsible for approving any amendments or additions to, or deletions from or cancellations of, such plans that has the effect of changing benefit levels.

•	The Committee shall periodically review the funded status and investment performance of all benefit plan trusts in which benefit plan assets are invested.

•	Succession planning:

•	In conjunction with the CEO and the Board, the Committee shall identify, develop and nominate potential successors to the CEO, and oversee the preparation of a CEO succession plan.

•

In conjunction with the CEO and Board, the Committee shall identify, develop and periodically re-evaluate candidates for executive positions, and ensure that an effective talent development process is in place in the Company.

•	Other:

•	The Committee shall assist in the preparation of, and shall approve the Compensation Committee Report to be included in the Company’s annual proxy statement.

•

The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter. The Chairperson of the Committee shall report to the Board the results of its self-evaluation, including any recommendations for changes in procedures or policies governing the Committee, believed to be necessary or desirable to correct any deficiency identified in the self-assessment.

•	The Committee shall review and reassess this Charter at least annually and submit ant recommended changes to the Board for its consideration.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without further Board approval, except where such approval is explicitly required by the Board, the Company’s Bylaws, the Company’s Articles of Incorporation, this Charter or the Company’s Corporate Governance Principles. While acting within the scope of the powers and responsibilities delegated to it in this Charter or otherwise, the Committee shall possess and may exercise all the powers and authorities of the Board, and any action duly taken by the Committee, the Chairperson or other members thereof, shall be valid and effective. To the full extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Appendix C

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

AMENDED AND RESTATED CORPORATE GOVERNANCE AND

NOMINATING COMMITTEE CHARTER

This Corporate Governance and Nominating Committee Charter (this “Charter”) was revised by the Board of Directors (“Board”, with each member being referred to herein as a “Director”) of Keystone Automotive Industries, Inc. (the “Company”) to be effective as of June 19, 2007.

Purpose

The purpose of the Corporate Governance and Nominating Committee (the “Committee”) is to: (i) adopt, monitor and oversee compliance with good corporate governance principles, guidelines and practices (ii) identify and recommend qualified candidates to serve on the Board and any committee organized by the Board (a “Board Committee”) and propose the slate of Directors that will be nominated by the Board for election by shareholders at the annual meeting (or any special meeting of shareholders at which Directors are to be elected), (iii) appoint candidates to fill any vacancies or additional Director positions on the Board, and (iv) carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Bylaws.

Membership

The Committee shall be comprised of two or more Directors, each of whom (i) satisfies the criteria for independence established by the NASDAQ Marketplace Rules and the additional independent director and conduct requirements set forth from time to time in the Company’s Corporate Governance Principles (the “Principles”), and (ii) possesses, in the Board’s judgment, the experience, knowledge and business acumen that would be helpful in carrying out the duties of the Committee. The members and the Chairperson of the Committee (the “Committee Members”) shall be appointed by the Board. The Chairperson and any other Committee Member can be removed from the Chairperson position and/or the Committee, with or without cause, at any time, by the Board.

Meetings & Procedures

The following procedures and principles shall apply to meetings of the Committee:

•

The Chairperson, or in his absence, a Committee Member designated by the Chairperson, shall be responsible for (i) calling and scheduling meetings, (ii) setting agendas, (iii) the preparation and distribution in advance of meetings of appropriate reports, documents and other information required by the Committee Members to make informed judgments and decisions on the issues on the agenda, and (iv) presiding over meetings. A special meeting can be called by the Chairperson or by a majority of the Committee Members.

•

The Committee shall have the authority to establish by resolution any procedures regarding the business of the Committee as it considers appropriate so long as they are not in conflict with any: (i) applicable law, rule, or regulation, (ii) applicable provision of the Company’s bylaws, or (iii) any applicable rule, resolution, or procedure established by the Board.

•

The Committee shall meet on a regularly scheduled basis at least two times a year and more frequently as the Committee deems necessary or desirable. Regular meetings of the Committee shall coincide with the regularly scheduled meetings of the Board, unless the Committee determines otherwise. Notwithstanding the above, at least one time annually, the Committee shall meet in executive session.

•

The secretary of the Company shall record the minutes of the meeting in appropriate detail, unless: (i) the Chairperson appoints another person to record the minutes, (ii) the presence of the secretary at the meeting would create a conflict of interest, or (iii) the Committee is meeting in executive session, in which event the Chairperson or a Committee Member designated by the Chairperson shall record the minutes of such executive session.

•

The Committee shall only act on the affirmative vote of a majority of the members at a meeting duly called and held (whether in person, by teleconference, or otherwise), by unanimous written consent, or by any other means allowed by applicable laws, rules, and regulations.

•	The Committee may establish subcommittees consisting of one or more Committee Members to carry out such duties as the Committee shall delegate.

•

Committee meetings are generally open to any member of the Board unless otherwise stipulated by the Chairperson of the Committee. Observing Board members shall not participate in any discussion or deliberation unless invited to do so by the Chairperson of the Committee, and in no event shall they be entitled to vote.

•

The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor or the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management Director who is not a Committee Member.

•

The Committee, without the approval of the Board or management, shall: (i) have complete access to Company officers and other managers to discuss the business in general or specific issues, (ii) have access to administrative and secretarial services in the Company, and (iii) have the authority to engage independent legal, financial or other advisors (including a search firm to identify Director candidates) as they deem appropriate. The fees and related expenses incurred for such advisors and by Committee Members in carrying out the related activity shall be either paid directly by the Company or reimbursed to the Committee Members, as applicable.

•

Any action duly taken by the Committee, the Chairperson or a Committee Member, shall be valid and effective, even if it is later determined that one or more Committee Members taking such action, do not meet the requirements for membership on the Committee as set forth above.

•	The Chairperson of the Committee shall report regularly to the Board on the Committee’s activities and actions taken.

Duties & Responsibilities

The Committee shall have the following duties and responsibilities:

•	Board Structure and Nomination:

•

Review, periodically, the size, structure, composition, independence and skill set of the Board and the Board Committees to ensure that the proper skills, knowledge, experience, and level of independence exists on the Board and the Board Committees in the light of the Company’s current and changing circumstances. In making such review or evaluating candidates, the Committee may consider the following criteria, among others that may be determined appropriate by the Committee:

•	personal and professional integrity, ethics and values;

•

experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience in the Company’s industry and with relevant business and policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment, including ability to make independent analytical inquiries.

•	Identify, interview, screen and recommend candidates to fill vacant or additional Board positions, all in accordance with the applicable provisions of the Principles.

•	Annually recommend to the Board: (i) the slate of Directors to be proposed for approval to the shareholders at the Annual Meeting, and (ii) the Chairperson and members of each Board Committee.

•

Consider any candidates recommended by shareholders for election to the Board, provided the names of such nominees, together with appropriate biographical information, are properly submitted in writing to the secretary of the Company in accordance with the Company’s bylaws.

•	Director Orientation, Education, and Evaluation:

•	Establish a policy for the appropriate orientation for new Board members, and oversee the actual orientation process for newly appointed Board members.

•	Establish Company guidelines for continuing education of Directors.

•

Develop and recommend to the Board an annual performance evaluation process for the Board and each Board Committee, including the compliance of each Board Committee with its charter, oversee the annual evaluation process, summarize and report the results of the annual evaluation process, make recommendations to the Board based on those results, and follow up on the implementation of the agreed actions to be taken.

•	Corporate Governance:

•

Develop and recommend to the Board for approval a set of the Principles, annually review the Principles and recommend any changes deemed necessary or desirable, and monitor the Board’s and each Board Committee’s compliance with the Principles.

•	Annually review and make any appropriate recommendations for changes to this Charter to the Board.

•

Consider and research any relationship, transaction, or conduct brought to the Committee’s attention that may: constitute a conflict of interest, adversely affect a Director’s independence (to the extent the Director must be independent), or otherwise violate the Principles; and recommend appropriate action to the Board, including, where considered appropriate, removing such Director or waiving such noncompliance.

•	Periodically review the Company’s Code of Business Conduct and Ethics and make any appropriate recommendations to the Board or management.

•	Together with counsel, periodically review the Company’s Articles of Incorporation and Bylaws and make appropriate recommendations to the Board.

•	Make periodic evaluations of the independence of the Director’s and report the results to the Board.

•

Periodically review the services performed by directors on the boards of other public companies, with consideration to the required time commitment and make such recommendations to the Board as deemed appropriate.

•	Other:

•

Annually review the compensation and benefits provided to the Directors and the Committee Members, and recommend to the Board the compensation and benefits to be provided to the Board and Committee Members for the ensuing year.

•

Periodically review and make any recommendations deemed appropriate to: the Company’s Director and officer indemnification provisions contained in the Company’s Bylaws (or Articles of Incorporation, as applicable) and the Director and officer indemnification agreements.

•	Annually recommend to the Board the structure, types of coverage and the amount of the Director’s and officer’s liability insurance and oversee the process of placing such insurance.

•	Take such other actions and do such other things as may be delegated to the Committee from time to time by the Board.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without further Board approval, except where such approval is explicitly required by the Board, the Company’s Bylaws, this Charter, or the Principles. While acting within the scope of the powers and responsibilities delegated to it in this Charter or otherwise, the Committee shall possess and may exercise all the powers and authorities of the Board. To the full extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

PROXY

KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

655 Grassmere Park Drive

Nashville, Tennessee 37211.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald G. Foster, Richard L. Keister and Jeffrey T. Gray, and each of them, the attorneys and proxies of the undersigned with full powers of substitution to vote as indicated herein, all of the common stock, or Keystone common stock, no par value, of Keystone Automotive Industries, Inc., or Keystone, held of record by the undersigned at the close of business on June 28, 2007, at the Annul Meeting of Keystone Stockholders to be held on August 1, 2007, at 10:00 a.m; Central Daylight Savings Time at the Keystone Nashville Support Center, 655 Grassmere Park Drive, Nashville, Tennessee 37211, or at any postponements or adjournments thereof, with all the powers the undersigned would possess if then and there personally present.

THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 WHEN NO CHOICE IS INDICATED. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the 2007 Annual Meeting or any adjournments or postponements thereof.

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

PLEASE MARK YOUR CHOICE LIKE THIS ☒ IN BLACK OR BLUE INK,

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

FOR ALL NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

1. ELECTION OF DIRECTORS	☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to
	(except as marked to the contrary)		vote for all nominees listed below.
Vote withheld from the following nominees:

☐	Ronald G. Foster	☐	Timothy C. McQuay	☐	John R. Moore
☐	James R. Gerrity
☐	Richard L. Keister	☐	Keith M. Thompson	☐	Stephen A. Rhodes

2.	PROPOSAL TO RATIFY THE
	APPOINTMENT OF ERNST & YOUNG LLP	☐	For	☐	Against	☐	Abstain
AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE DATE, SIGN AND RETURN PROMPTLY.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF KEYSTONE AUTOMOTIVE INDUSTRIES, INC.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:___________
________, 2007

Signature

Signature if held jointly

I plan to attend the meeting: YES ☐ NO ☐